EXHIBIT 10.1

FOREX INTERNATIONAL TRADING CORP.
INVESTMENT AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES.  THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

SEE ADDITIONAL LEGENDS AT SECTION 9.10.

THIS INVESTMENT AGREEMENT (this ”Agreement“ or “Investment Agreement”) is made as of the 27th day of June, 2011, by and between Forex International Trading Corp., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and Centurion Private Equity, LLC, a Georgia Limited Liability Company ("Investor").

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of up to Ten Million Dollars ($10,000,000) (the "Maximum Offering Amount"); and

WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act, Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

TERMS:

NOW, THEREFORE, the parties hereto agree as follows:

1.           Certain Definitions.  As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“4.9% Limitation” shall have the meaning set forth in Section 2.3.1(f).

“Accredited Investor” shall have the meaning set forth in Section 3.1.

“Act” shall mean the Securities Act of 1933, as amended.

“Additional Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Advance Put Notice” shall have the meaning set forth in Section 2.3.1(a), the form of which is attached hereto as Exhibit A.

“Advance Put Notice Date” shall have the meaning set forth in Section 2.3.1(a).

“Affiliate” shall have the meaning as set forth Section 6.5.

“Aggregate Issued Shares” equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares.

“Agreement” shall mean this Investment Agreement.

“Approved Primary Market” shall mean any of the following: the OTC QB, the OTC QX, the NASDAQ Capital Market, the NASDAQ Global Market the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange.

“Authorized Law Firm” shall mean an independent law firm representing the Company which, as of the date in question, either (i) has at least 20 licensed attorneys as partners or employees of the firm or (ii) has (and has represented to the Investor in writing that it has) a liability insurance policy from an insurance carrier with a financial rating of at least “A+” from Dun & Bradstreet, Standard & Poor's, Moody's or Fitch Ratings services, covering the firm and the Investor for any liability the Investor may incur for misstatements or omissions in the Prospectus or otherwise related to the attorney’s issuance of the Commitment Opinion, Put Opinions and Registration Opinions, having no exclusions for any such coverage, and having policy limits equal to at least 100% of the Covered Put Amount, where the “Covered Put Amount” equals the sum of (x) total Put Dollar Amount of Put Shares that have been purchased by the Investor in all Puts through the date in question, plus (y) the Maximum Put Dollar Amount for the uncompleted Put for which the Put Opinion and Registration Opinion in question are being issued (an “Authorized Legal Liability Policy”).

“Authorized Auditor” shall mean an independent accounting firm representing the Company which, as of the date in question, either (i) has at least 20 certified public accountants as partners or employees of the firm or (ii) has (and has represented to the Investor in writing that it has) a liability insurance policy from an insurance carrier with a financial rating of at least “A+” from Dun & Bradstreet, Standard & Poor's, Moody's or Fitch Ratings services, covering any liability the Investor may incur for misstatements or omissions in the Prospectus or otherwise related to the accountant’s or the accounting firm’s issuance of Bring Down Cold Comfort Letters, having no exclusions for any such coverage, and having policy limits equal to at least 100% of the Covered Put Amount (as defined above)(an “Authorized Auditor Liability Policy”).

“Automatic Termination” shall have the meaning set forth in Section 2.3.2.

“Bring Down Cold Comfort Letters” shall have the meaning set forth in Section 2.3.7(b).

“Business Day” shall mean shall mean any day during which the Principal Market is open for trading.

“Calendar Month” shall mean the period of time beginning on the numeric day in question in a Calendar Month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next Calendar Month or (ii) the last day of the next Calendar Month.  Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

“Cap Amount” shall have the meaning set forth in Section 2.3.13.

“Capitalization Schedule” shall have the meaning set forth in Section 2.4.

“Change in Control” shall have the meaning set forth within the definition of Major Transaction, below.

“Closing” shall mean one of (i) the Investment Commitment Closing and (ii) each closing of a purchase and sale of Common Stock pursuant to Section 2.

"Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the OTC QB, or, if the OTC QB, is not the principal securities exchange or trading market for such security, the last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed, quoted or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the OTC Pink market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering.  If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

 “Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed or furnished by the Company since December 31, 2009, including, without limitation, the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2010 (the “2010 Form 10-K”), the Annual Report on Form 10-K filed by the Company for the year ended July 31, 2010, the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, September 30, 2010, April 30, 2010 and Janauary 31, 2010, and such reports which hereafter shall be filed with or furnished to the SEC by the Company, including, without limitation, the Current Report, (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Closing Date” means the date of the Investment Commitment Closing.

“Commitment Fee” shall have the meaning set forth in Section 9.10(i).

“Commitment Shares” shall have the meaning set forth in Section 9.10(i).

“Commitment Period” shall mean the period from the date of this Agreement to the Termination Date.

“Common Shares” shall mean the shares of Common Stock of the Company.

“Common Stock” shall mean the common stock of the Company, $0.00001 par value.

“Company” shall have the meaning set forth in the opening paragraph hereof.

“Company Designated Maximum Put Dollar Amount” shall have the meaning set forth in Section 2.3.1(a).

“Company Designated Minimum Put Share Price” shall have the meaning set forth in Section 2.3.1(a).

“Company Termination” shall have the meaning set forth in Section 2.3.14.

“Conditions to Investment Commitment Closing” shall have the meaning as set forth in Section 2.2.2.

“Current Report” shall have the meaning ascribed to it in Section 6.10 hereof.

 “Delisting Event” shall mean any time during the term of this Investment Agreement, that the Company’s Common Stock is not listed or quoted for trading and actively trading on an Approved Primary Market or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

“Disclosure Documents” shall have the meaning as set forth in Section 3.2.4.

“Due Diligence Review” shall have the meaning as set forth in Section 2.4.

“Effective Date” shall have the meaning set forth in Section 2.3.1.

“Equity Securities” shall have the meaning set forth in Section 6.6.1.

“Evaluation Day” shall have the meaning set forth in Section 2.3.1(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Block Trades” shall have the meaning set forth in Section 2.3.1(b).

“Excluded Day” shall have the meaning set forth in Section 2.3.1(b).

“Extended Put Period” shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

“Fee Shares” shall have the meaning set forth in Section 9.10(i).

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Indemnified Liabilities” shall have the meaning set forth in Section 8.

“Indemnitees” shall have the meaning set forth in Section 8.

“Indemnitor” shall have the meaning set forth in Section 8.

“Individual Put Limit” shall have the meaning set forth in Section 2.3.1(b).

“Ineffective Period” shall mean any period of time after the Effective Date during the term hereof that the Registration Statement or any Supplemental Registration Statement (each as defined herein) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined herein) for any reason (or in the event the prospectus under either of the above is not current and deliverable).

“Intended Put Share Amount” shall have the meaning set forth in Section 2.3.1(a).

“Investment Commitment Closing” shall have the meaning set forth in Section 2.2.1.

“Investment Agreement” shall mean this Investment Agreement.

“Investment Commitment Opinion of Counsel” shall mean an opinion from Company’s independent counsel, substantially in the form attached as Exhibit B, or such other form as agreed upon by the parties, as to the Investment Commitment Closing.

“Investment Date” shall mean the date of the Investment Commitment Closing.

“Investor” shall have the meaning set forth in the preamble hereto.

“Knowledge” means the actual Knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have Knowledge or information with respect to the matter in question.

“Legal/Due Diligence Fee” shall have the meaning set forth in Section 9.10(i).

“Legend” shall have the meaning set forth in Section 9.10(ii).

“Legend Removal Condition” shall have the meaning set forth in Section 9.10(ii).

“Liquidity Date” shall have the meaning set forth in Section 2.3.5(t).

“Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

(i) a consolidation, merger or other business combination or event or transaction (excluding any transaction in which the Company acquires all or a portion of Triple 8 Ltd. or other target company) following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock of the Company or (ii) no longer have the ability to elect the board of directors of the Company (a “Change of Control”);

(ii) the sale or transfer of a material portion of the Company's assets not in the ordinary course of business;

(iii) the purchase of assets by the Company not in the ordinary course of business; or

(iv) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock.

“Market Price” shall equal the average of the three lowest daily VWAPS for the Common Stock on the Principal Market for all Trading Days (regardless of whether or not such days are Evaluation Days) during the Pricing Period for the applicable Put.

“Material Adverse Change” means a change or changes in facts or circumstances which, taken together existing facts, circumstances or events, would constitute a Material Adverse Effect.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided , however , that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company is engaged, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (d) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain.

“Material Facts” shall have the meaning set forth in Section 2.3.7(a).

 “Maximum Allowable Floor Price” shall have the meaning set forth in Section 2.3.1(a).

“Maximum Put Dollar Amount” shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $250,000.

“Maximum Offering Amount” shall have the meaning set forth in the recitals hereto.

“Maximum Share Amount” shall have the meaning set forth in Section 2.3.1(b).

“Minimum Allowable Floor Price” shall have the meaning set forth in Section 2.3.1(a).

“Minimum Lead-In Price Restriction” shall have the meaning set forth in Section 2.3.5(aa).

“Nasdaq 20% Rule” shall have the meaning set forth in Section 2.3.13.

“NASDAQ Market” shall mean NASDAQ Capital Market, the NASDAQ Global Select Market or the NASDAQ Global Market.

“Normal Trading” shall mean trading that occurs between 9:30 AM and 4:00 PM, New York City Time, on any Trading Day, and shall expressly exclude “after hours” trading.

“Numeric Day” shall mean the numerical day of the month of the Investment Date or the last day of the Calendar Month in question, whichever is less.

“Offering” shall mean the Company’s offering of Common Stock issued under this Investment Agreement.

“Officer’s Certificate” shall have the meaning set forth in Section 2.2.2(e).

“Opinion of Counsel” shall mean, as applicable, the Investment Commitment Opinion of Counsel, the Put Opinion of Counsel and the Registration Opinion.

“Payment Due Date” shall have the meaning set forth in Section 2.3.10.

“Pricing Period” shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Trading Day immediately following the Put Date and ending on and including the date which is 15 Trading Days after such Put Date.

“Pricing Period End Date” shall mean the last Trading Day of any Pricing Period.

“Principal Market” shall mean the single Approved Primary Market on which the Common Stock is then listed, quoted or traded in the United States, provided that if the Company’s Common Stock is simultaneously trading on more than one Approved Primary Market, then the Principal Market shall be deemed to be the first market or exchange on which the Common Stock is traded to appear, in order, on the following list: (1) the New York Stock Exchange, (2) the NASDAQ Global Select Market, (3) the NASDAQ Global Market, (4) the NASDAQ Capital Market, (5) the NYSE Amex, (6) OTC QX, or (7) the OTC QB.

“Proceeding” shall have the meaning as set forth Section 5.1.

“Prospectus” shall have the meaning set forth in the Registration Rights Agreement.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase” shall have the meaning set forth in Section 2.3.8.

“Put” shall have the meaning set forth in Section 2.3.1(d).

“Put Closing” shall have the meaning set forth in Section 2.3.12.

“Put Closing Date” shall have the meaning set forth in Section 2.3.11.

“Put Conditions” shall have the meaning set forth in Section 2.3.5.

“Put Date” shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the “Put Date” is such postponed date.

“Put Dollar Amount” shall be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

“Put Interruption Date” shall have the meaning set forth in Section 2.3.4.

“Put Interruption Event” shall have the meaning set forth in Section 2.3.4.

“Put Interruption Notice” shall have the meaning set forth in Section 2.3.4.

“Put Notice” shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit C.

“Put Opinion of Counsel” shall mean an opinion from Company’s independent counsel (which shall be an Authorized Law Firm when so required hereunder), in the form attached as Exhibit D, or such other form as agreed upon by the parties, as to any Put Closing.

“Put Share Amount” shall have the meaning as set forth Section 2.3.1(b).

“Put Share Price” shall have the meaning set forth in Section 2.3.1(c).

“Put Shares” shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

“Registrable Securities” shall have the meaning as set forth in the Registration Rights Agreement.

“Registration Opinion” shall have the meaning set forth in Section 2.3.7(a), the form of which is attached hereto as Exhibit E.

“Registration Opinion Deadline” shall have the meaning set forth in Section 2.3.7(a).

“Registration Rights Agreement” shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit F, or such other form as agreed upon by the parties.

“Registration Statement” shall have the meaning as set forth in the Registration Rights Agreement.

“Regulation D” shall have the meaning set forth in the recitals hereto.

“Reporting Issuer” shall have the meaning set forth in Section 6.2.

“Required Put Documents” shall have the meaning set forth in Section 2.3.6.

“Resolutions” shall have the meaning set forth in Section 2.3.5(u).

“Schedule of Exceptions” shall have the meaning set forth in Section 5, and is attached hereto as Exhibit G.

“SEC” shall mean the United States Securities and Exchange Commission or any successor entity.

“Secretary’s Certificate” shall have the meaning set forth in Section 2.2.2(a).

“Section 13(d) Outstanding Share Amount” shall have the meaning set forth in Section 2.3.1(f).

“Securities” shall mean the Common Stock of the Company issuable pursuant to this Investment Agreement, including but not limited to the Commitment Shares, the Fee Shares and the Put Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

 “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“SOX ” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder.

“Stockholder 20% Approval” shall have the meaning set forth in Section 2.3.13.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Term” shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

“Termination Date” shall mean the earlier of (i) the date that is thirty six (36) Calendar Months after the date of this Agreement, (ii) the Put Closing Date on which the sum of the aggregate Put Share Prices for all Put Shares equal the Maximum Offering Amount, (iii) the date that the Company has delivered a Termination Notice to the Investor, and (iv) the date of an Automatic Termination.

“Termination Notice” shall have the meaning as set forth in Section 2.3.14.

“Third Party Reports” shall have the meaning set forth in Section 3.2.4.

“Trading Day” shall mean any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

“Transaction Documents” means, collectively, this Agreement and the exhibits hereto, the Registration Rights Agreement and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby, including, without limitation, the Disclosure Documents.

“Trading Market” means whichever Approved Primary Market is at the time the principal trading exchange or market for the Common Stock.

“Trading Volume” shall mean the volume of shares of the Company’s Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Trading Day, as reported by Bloomberg, Inc. and shall expressly exclude any shares trading during “after hours” trading.

“Transfer Agent” shall have the meaning set forth in Section 6.9.

“Trigger Price” shall have the meaning set forth in Section 2.3.1(b).

“Unlegended Share Certificates” shall mean a certificate or certificates (or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put, and the Commitment Shares and the Fee Shares when a Legend Removal Condition has been met.

“Volume Limitations” shall have the meaning set forth in Section 2.3.1(b).

“VWAP” shall mean the volume weighted average price of the Company’s common stock on the Principal Market, as reported by Bloomberg, Inc., that trade between 9:30 AM and 4:00 PM, New York City Time, on any Trading Day, as reported by Bloomberg, Inc. and shall expressly exclude any shares trading during “after hours” trading and shall also expressly exclude all Excluded Block Trades.

2.           Purchase and Sale of Common Stock.

2.1           Offer to Subscribe.

Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2 and 2.3 below and the other terms and conditions set forth in this Agreement, Investor hereby agrees to purchase such amounts of Common Stock as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

2.2           Investment Commitment.

2.2.1  Investment Commitment Closing.  The closing of this Agreement (the “Investment Commitment Closing") shall be deemed to occur when this Agreement has been duly executed and delivered by both the Company and the Investor, and the other Conditions to Investment Commitment Closing set forth in Section 2.2.2 below have been met.

2.2.2           Conditions to Investment Commitment Closing.  As a prerequisite to the Investment Commitment Closing, all of the following (the “Conditions to Investment Commitment Closing”) shall have been satisfied within five (5) Business Days of the Company’s execution and delivery of this Agreement:

(a)
the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement (duly executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company’s counsel), (iii) a Secretary's Certificate, in the form of Exhibit H hereto (“Secretary’s Certificate”), (A) attaching the Resolutions of the Company's board of directors authorizing this transaction and certifying that they remain in full force and effect without any amendment or supplement thereto as of the Commitment Closing Date, (B) attaching a certified copy of the Company's Certificate of Incorporation evidencing the incorporation and good standing of the Company in its state of incorporation, issued by the secretary of state of the state of incorporation within the ten (10) Business Days prior to the Commitment Closing Date, and (C) attaching a true and complete copy of the Bylaws of the Company and certifying that they remain in full force and effect;

(b)	this Investment Agreement, duly executed by the Company, shall have been received by the Investor;

(c)	the Company’s Common Stock shall be listed or quoted for trading and actually trading on an Approved Primary Market;

(d)
other than continuing losses described in the Disclosure Documents (provided for in Section 3.2.4), up through the Investment Commitment Closing there have been no Material Adverse Changes in the Company’s business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities;

(e)
the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Conditions to Investment Commitment Closing set forth in this Section 2.2.2 shall have been satisfied on the date of such Investment Commitment Closing and all of the conditions and limitations set forth in this Agreement for the applicable Closing has been satisfied; and the Company shall deliver an Officer’s Certificate in the form of Exhibit I hereto (“Officer’s Certificate”), signed by an officer of the Company, to such effect to the Investor; and

(f)  The Company shall have issued to the Investor, or shall have caused its transfer agent to issue to the investor, certificates representing the Commitment Shares and the Fee Shares, respectively, in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Commitment Closing Date), in consideration for the Investor’s execution and delivery of this Agreement.  Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 9.12 hereof.  For the avoidance of doubt, all of the Commitment Shares and Fee Shares shall be fully earned upon receipt regardless of whether or not the Registration Statement is filed or declared effective, regardless of whether or not an Automatic Termination occurs and regardless of whether or not any Puts are issued by the Company or settled hereunder.

2.3           Puts of Common Shares to the Investor.

2.3.1   Procedure to Exercise a Put. Subject to the Minimum Lead-In Price Restriction, the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and subject to the satisfaction of the Put Conditions and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the “Effective Date”), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date :

(a) Delivery of Advance Put Notice. Subject to the Minimum Lead-In Price Restriction, at least five (5) Business Days but not more than ten (10) Business Days prior to any intended Put Date, the Company shall deliver advance written notice (the “Advance Put Notice,” the form of which is attached hereto as Exhibit A, the date of such Advance Put Notice being the “Advance Put Notice Date”) to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the “Intended Put Share Amount”).

The Company shall also designate in any Advance Put Notice (i) a maximum dollar amount of Common Stock, not to exceed $250,000, which it shall sell to Investor during the Put (the “Company Designated Maximum Put Dollar Amount”) and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase shares of Common Stock pursuant to such Put Notice (a "Company Designated Minimum Put Share Price").  The Company Designated Minimum Put Share Price shall be no greater than 80% of the Closing Bid Price of the Company’s common stock on the Trading Day immediately preceding the Advance Put Notice Date (the “Maximum Allowable Floor Price”) and shall be no less than 50% of the Closing Bid Price of the Company’s common stock on the Trading Day immediately preceding the Advance Put Notice Date (the “Minimum Allowable Floor Price”). If the Company does not specify a Company Designated Minimum Put Share Price, then the Company Designated Minimum Put Share Price shall be deemed to equal the Minimum Allowable Floor Price, as defined above.  The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Trading Day immediately preceding the Trading Day that such decrease is to take effect.  A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Trading Day that such decrease takes effect, provided that the Put Share Price for all shares in a Put shall be calculated using the lowest Company Designated Minimum Put Share Price, as decreased.

(b) Put Share Amount. The “Put Share Amount” is the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and (ii) the Individual Put Limit.  The “Individual Put Limit” shall equal the lesser of (A) the Company Designated Maximum Put Dollar Amount divided by the Company Designated Minimum Put Share Price (the “Maximum Share Amount”), (B) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market for all Evaluation Days (as defined below) in the Pricing Period, excluding any block trades that exceed 20,000 shares of Common Stock (“Excluded Block Trades”), (C) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, and (D) the 4.9% Limitation (collectively referred to herein as the “Volume Limitations”).  Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

For purposes of this Agreement:

"Trigger Price" for any Pricing Period shall mean the greater of (i) the Company Designated Minimum Put Share Price divided by 0.98 or (ii) the Company Designated Minimum Put Share Price, plus $0.01.

An “Excluded Day” shall mean each Trading Day during a Pricing Period where the lowest intra-day trading price of the Common Stock is less than the Trigger Price and each Trading Day defined in Section 2.3.4 as an “Excluded Day.”

An “Evaluation Day” shall mean each Trading Day during a Pricing Period that is not an Excluded Day.

(c) Put Share Price.  The purchase price for the Put Shares (the “Put Share Price”) shall equal the lesser of (i) 98% of the Market Price for such Put or (ii) the Market Price for such Put minus $0.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

(d) Delivery of Put Notice.  After delivery of an Advance Put Notice and subject to the Minimum Lead-In Price Restriction, on the Put Date specified in the Advance Put Notice the Company shall deliver written notice (the “Put Notice,” the form of which is attached hereto as Exhibit C) to Investor stating (i) the Put Date, (ii) the Intended Put Share Amount as specified in the Advance Put Notice (such exercise a “Put”), (iii) the Company Designated Maximum Put Dollar Amount (if applicable), and (iv) the Company Designated Minimum Put Share Price (if applicable).  In order to effect delivery of the Put Notice, the Company shall (i) send the Put Notice by facsimile on the Put Date so that such notice is received by the Investor by 4:00 p.m., New York, NY time, and (ii) surrender such notice on the Put Date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.).

(e) Delivery of Required Put Documents. On or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section 2.3.6 below) to the Investor (or to an agent of Investor, if Investor so directs).  Unless otherwise specified by the Investor, the Put Shares of Common Stock shall be delivered to the Investor in accordance with Section 2.3 by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system.

 (f) Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of shares of Common Stock of the Company then beneficially owned by the Investor as determined in accordance with Section 13(d) of the Exchange Act, would exceed 4.9% of the number of shares of Common Stock outstanding (on a fully diluted basis, to the extent that inclusion of unissued shares is mandated by Section 13(d) of the Exchange Act) on the Put Date for such Pricing Period (the “Section 13(d) Outstanding Share Amount”).  Each Put Notice shall include a representation of the Company as to the Section 13(d) Outstanding Share Amount on the related Put Date.  In the event that the Section 13(d) Outstanding Share Amount is different on any date during a Pricing Period than on the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the number of shares beneficially owned by the Investor following the issuance of the subject Put Shares, would constitute in excess of 4.9% of the Section 13(d) Outstanding Share Amount.  The limitation set forth in this Section 2.3.1(f) is referred to as the “4.9% Limitation.”

2.3.2  Termination of Right to Put.  The Company’s right to initiate subsequent Puts to the Investor shall terminate permanently (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a) if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b) on any date after a cumulative time period or series of time periods, consisting only of Ineffective Periods, that continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, provided that the Company’s right to initiate Puts shall resume if, thereafter, the Registration Statement remains current and effective for twenty (20) consecutive Trading Days so long as it was never ineffective for more than an aggregate of eighty (80) Trading Days;

(c) if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company, and such action has not been dismissed within ninety (90) days of filing;

(d)  if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(e)  if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(f)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary;

(g) upon the occurrence of the Termination Date;

(h) if no Registration Statement has been declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.

                                (i)  the suspension from trading or failure of the Common Stock to be listed or quoted on an Approved Primary Market for a period of three (3) consecutive Trading Days;

(j)  the delisting of the Company’s Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on another Approved Primary Market, provided that the Company’s right to initiate Puts shall resume if the Company’s Common Stock thereafter trades for twenty (20) consecutive Trading Days on an Approved Primary Market;

(k)  the failure for any reason by the Transfer Agent to issue Commitment Shares or Fee Shares to the Investor, without restrictive legends, pursuant to a legend removal request, within ten (10) Trading Days after the applicable Required Delivery Date; or

(l)  the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days after notice thereof is provided to the Company by Investor, unless a specific cure period is specified in this Section 2.3.2, in which case such specific cure period in this Section shall apply.

For purposes of clarification, notwithstanding any Automatic Termination hereunder, the Investor shall retain all of the Commitment Shares and the Fee Shares in consideration for this Agreement.

2.3.3   Maximum Offering Amount.  The Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount.

2.3.4   Put Termination; Put Interruption.  If, by 4:00PM New York City time on the Put Date specified in an Advance Put Notice, the Company has not (i) delivered all of the Required Put Documents to the Investor and (ii) delivered the executed Officer’s Put Certificate to the Investor confirming that all Put Conditions for the Put have been met and all Required Put Documents for the Put have been delivered, the Put shall be automatically terminated (an “Automatic Put Termination”).  In the event of an Automatic Put Termination, the Company may initiate a new Put anytime thereafter by delivering a new Advance Put Notice at least five (5) Trading Days before the new Put Date specified therein.  In the event of a Put Interruption Event (as defined below), in each case during any Pricing Period, then (A) the Company shall notify the Investor in writing (a “Put Interruption Notice”) as soon as possible by facsimile and overnight courier, but no later than the end of the Business Day in which the Company becomes aware of such facts, (B) the Pricing Period shall be extended or shortened, as applicable, such that the Pricing Period End Date is the tenth (10th) Trading Day after the date of such Put Interruption Notice from the Company, (the “Put Interruption Date”), (C) each Trading Day from and including the Put Interruption Date through and including the Pricing Period End Date for the applicable Put (as extended or shortened, if applicable), shall be considered to be an “Excluded Day,” as that term is used in this Agreement, and (D) the Company Designated Minimum Put Share Price, if any, shall not apply to the affected Put.  In the event that a Put Interruption Event occurs after an Advance Put Notice Date, but before the applicable Put Date, that Put shall be deemed to be terminated, and the Company may deliver an Advance Put Notice for a new Put anytime beginning on the following Trading Day, if otherwise allowed under this Agreement.  A “Put Interruption Event” shall mean any of the following: (i) an Automatic Termination, (ii) the failure of one of the items specified in Section 2.3.5 below to be true and correct on any day during an Extended Pricing Period, or (iii) the occurrence of one of the following events:

(a) the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock;

(b) the Company has made a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

(c) a Major Transaction has occurred; or

(d) the Company discovers or is notified of the existence of Material Facts which are not covered by the Prospectus or any Ineffective Period or Delisting Event occurs.

2.3.5   Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice.  The right of the Company to deliver an Advance Put Notice or a Put Notice is subject to the satisfaction, on the date of delivery of such Advance Put Notice or Put Notice, respectively, of each of the following conditions (the “Put Conditions”):

(a)	Investment Commitment Closing. The Conditions to Investment Commitment Closing shall have been timely satisfied as required in this Agreement and the Investment Commitment Closing shall have occurred;

(b)	Time Since Prior Put Notice. At least five Trading Days shall have passed from the most recent Pricing Period End Date until the Put Date for the proposed Put;

(c)	Required Put Documents. The Investor shall have received the Required Put Documents on or before the applicable Put Date;

(d)
Listing. The Company’s Common Stock shall be listed or quoted for trading and actively trading on an Approved Primary Market and the Commitment Shares, the Fee Shares and the Put Shares shall be so listed or quoted;

(e)
No Suspension of Trading in or Delisting of Common Stock.  Trading in the Common Stock shall not have been suspended or delisted by the SEC, the Trading Market or the FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, and, at any time prior to the applicable Put Date and applicable Put Closing Date, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any Material Adverse Change in, any financial, credit or securities market;

(f)
Registration Effective; No Stop Order. (1) The Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective under the Securities Act by the SEC and shall remain current and effective such that the Investor shall be permitted to utilize the Prospectus therein to resell (a) all of the Commitment Shares, (b) all of the Fee Shares, (c) all of the Shares issued pursuant to all prior Put Notices, and (d) all of the Shares issuable pursuant to the applicable Put Notice, (2) there shall exist no Material Facts or material non-public information that is not covered by the Prospectus (as supplemented or amended) and (3) the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Registration Rights Agreement. The Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the Prospectus included therein is current and deliverable, and to the Company’s Knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement;

(g)
No Knowledge of Events Which Would Suspend Registration.  The Company shall have no Knowledge of any event that, in the Company’s opinion, is more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the thirty Business Days following the date on which such Advance Put Notice and Put Notice is deemed delivered);

(h)
No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus or any Prospectus Supplement, or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable Put Notice and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the Prospectus or any Prospectus Supplement in connection with the resale of the Registrable Securities by the Investor;

(i)
Representations and Warranties True and Correct.  The representations and warranties of the Company in Section 5 hereof are true and correct as of the Put Date in all material respects as if made on such date, the Company has satisfied its obligations under Section 2.3 hereof and the conditions to Investor’s obligations set forth in this Section 2.3.5 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

(j)
Authorization and Reservation of Shares.  The Company shall have authorized by all necessary corporate action and reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put;

(k)
Cap Amount Not Exceeded.  If the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 2.3.13, if the Company’s Common Stock is listed on a NASDAQ Market, and such approval is required by the rules of the NASDAQ;

(l)
4.9% Limitation Not Exceeded. The aggregate number of Put Shares to be issued in the Put, when combined with the number of shares of Common Stock of the Company then beneficially owned by the Investor, would not cause the Investor to exceed the 4.9% Limitation (as defined herein);

(m)
Maximum Offering Amount Not Exceeded. The aggregate number of Put Shares to be issued in the Put, when combined with all Put Share issued in prior Puts, would not cause the Maximum Offering Amount to be exceeded;

(n)
No Adverse Law, Rule, Regulation, or Pending Proceeding.  There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;

(o)
No Pending or Threatened Injunctions. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or threatened by any person (other than the Investor or any affiliate of the Investor), that seek to enjoin or prohibit the transactions contemplated by this Agreement.  For purposes of this paragraph (i), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Put Closing Date;

(p)	Put Shares DTC Eligible. The Put Shares delivered to the Investor are DTC eligible and can be immediately converted into electronic form;

(q)
No Allegation of Section 5 Violation.  There has been no assertion by the SEC that there has been a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement, and there have been no claims made by third parties against the Investor based on a such an alleged Section 5 violation;

(r)
Compliance with Laws.  The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “blue sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom);

(s)	No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing;

(t)
No Restrictive Legends. If requested by the Investor from and after the earlier of (x) the Effective Date, or (y) the date that the Commitment Shares and the Fee Shares can be sold under Rule 144 without volume restrictions (the earlier of (x) and (y) is referred to in this Agreement as the “Liquidity Date”), the Company shall have either (i) issued and delivered (or caused to be issued and delivered) to the Investor certificates representing the Commitment Shares and the Fee Shares, that are free from all restrictive and other legends or (ii) caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares and Fee Shares represented by the certificate delivered by the Investor to the Company in accordance with Section 9.10(iii) of this Agreement. It is agreed and understood that, even though the Company was at one time a “Shell Company” under Rule 144(i)(1)(i) and Rule 405 of the Act,  it is no longer a Shell Company and has not been a Shell Company since September 30, 2010, and the date that the shares issued to the Investor can be sold under Rule 144 without volume restrictions shall be six (6) months after the date of such issuance, provided that the Company remains current in its public reporting under the 1934 Act hereafter.

(u)
Resolutions Adopted.  The Board of Directors of the Company shall have adopted resolutions (“Resolutions”) in the form attached hereto as Exhibit J, which shall be in full force and effect without any amendment or supplement thereto as of the Put Date;

(v)
No Material Non-Public Information; No Ineffective Period.  No Ineffective Period shall be in effect and there shall not exist any Material Facts or material non-public information that are not included in the Prospectus. If the Company discovers the existence of Material Facts or material non-public information or any Ineffective Period occurs, the Company shall not initiate a Put until the Prospectus is amended to include any existing Material Facts or material non-public information  and the Company’s counsel (who is a member of a Authorized Law Firm) provides in a Registration Opinion that no Material Facts or material non-public information exists that is not included in the Prospectus and that no Ineffective Period is in effect.

(w)	Compliance With Covenants. The Company shall have complied in all material respects with all covenants under this Agreement.

(x)
Reporting Issuer.  The Company shall be a Reporting Issuer, shall be current on all periodic public filings required to be made with the SEC and shall have a class of securities registered under Section 12 of the Exchange Act.

(y)
No Bankruptcy Proceedings.  The Company shall not have filed for and/or be subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company, or instituted involuntarily against the Company.

(z)
At Least Two Independent Board Members.  The Company shall have at least two (2) independent (as “independent” is defined under the New York Stock Exchange’s listing standards) members on its board of directors prior to initiating each Put, and shall represent so to the Investor in writing.

(aa)
Minimum Price to Initiate Put.   The Company shall not be entitled to deliver an Advance Put Notice or a Put Notice if the Closing Bid Price of the Company’s Common Stock for the Trading Day immediately preceding the date of any such notice is less than $0.05 (the “Minimum Lead-In Price Restriction”).  If the Company delivers an Advance Put Notice, and is prohibited by this subsection from delivering the accompanying Put Notice, the Company shall notify the Investor in writing, and the Put announced in the Advance Put Notice shall be automatically cancelled and such Advance Put Notice shall be null and void.

2.3.6 Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put.  The Closing of any Put and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the “Required Put Documents”) on or within three (3) Business Days before the applicable Put Date (or such earlier time as may be specifically required under the terms hereof):

(a) a number of Unlegended Share Certificates equal to the Intended Put Share Amount, which shall be delivered by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system (unless the Investor requests physical certificates, in which such certificates shall be in denominations of not more than 50,000 shares per certificate);

(b) the following documents: Put Opinion of Counsel (which shall be issued by an Authorized Law Firm when so required hereunder), Registration Opinion (which shall be issued by an Authorized Law Firm when so required hereunder), Officer’s Certificate, the Officer’s Put Certificate in the form of Exhibit K attached hereto, Secretary’s Certificate, Resolutions, Put Notice, a Bring Down Cold Comfort Letter (which shall be issued by an Authorized Auditor when so required hereunder), and any report or disclosure required under Section 2.3.7 or Section 2.4 hereof, each dated as of the Put Date or a date within three Business Days prior to the Put Date;

(c) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

2.3.7 Accountant’s Letter and Registration Opinion.

(a)  The Company shall have caused to be delivered to the Investor, whenever required by Section 2.3.6, Section 2.3.7(b) or by Section 2.4.3, and whenever otherwise required by this Agreement (each, a “Registration Opinion Deadline”), an opinion of the Company's independent counsel (which shall be an Authorized Law Firm when so required hereunder), in substantially the form of Exhibit E (the “Registration Opinion”), addressed to the Investor stating, inter alia, that, after due inquiry, no facts (“Material Facts”) have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any Supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  If any Registration Opinion cannot be delivered by the Company's independent counsel to the Investor by the applicable Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter.  If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires Knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Interruption Notice to the Investor pursuant to Section 2.3.4 by facsimile and overnight courier by the end of that Business Day.

(b) (i)  the Company shall engage its independent auditors, as required by the Securities Act, which shall be an Authorized Auditor (as defined herein) and shall be an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board, to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon in the form of Exhibit L hereto (the “Bring Down Cold Comfort Letters”) as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor on, or within three (3) Trading Days prior to, each Put Date, except as otherwise limited herein.

(ii)  in the event that the Investor shall have requested delivery of a Bring Down Cold Comfort Letter pursuant to Section 2.4.3, the Company shall engage its Authorized Auditor to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.  In the event that the report required by this Section 2.3.7(b) cannot be delivered by the Company's Authorized Auditor, the Company shall, if necessary, promptly revise the Registration Statement to correct the financial information to the satisfaction of the Company’s Authorized Auditor, and the Company shall not deliver a Put Notice until such report is delivered.

2.3.8           Limitation on Company’s Obligation to Deliver Opinions of Counsel and Accountants’ Letters.  Notwithstanding the above, after the first Put, the Company shall not be required to include the 10b-5 paragraph in the Registration Opinion and shall not be required to deliver a Bring Down Cold Comfort Letter (collectively, the “Professional Opinions”) to the Investor with respect to each subsequent Put unless, at the time of the Put Notice for such subsequent Put, either (A) the sum of (i) the aggregate Purchase Price of the Put Shares that have been sold by the Company since the last date that such Professional Opinions were delivered to the Investor plus (ii) the Company Designated Maximum Put Dollar Amount for the then current Put Notice, exceeds $500,000 or (B) six (6) months or more have passed since the last date that such Professional Opinions were delivered to the Investor.

2.3.9           Special Requirement for Counsel Providing Opinions of Counsel And Accounting Reports After $2,000,000 Has Been Put.  Once the aggregate Purchase Price of all Put Shares that have been purchased by the Investor plus the Company Designated Maximum Put Dollar Amount for the Put with respect to which the Registration Opinion, Put Opinion and/or Bring Down Cold Comfort Letters (if any) are being given collectively exceeds two million dollars ($2,000,000) (the date of such occurrence, the “Qualification Trigger Date”), then at all times on and after the Qualification Trigger Date:

(A) the Put Opinions and Registration Opinions that are issued for the then current Put and any Put Opinions and Registration Opinions that are issued anytime thereafter pursuant to this Agreement shall be issued by an attorney with an Authorized Law Firm,  and

(B) any Bring Down Cold Comfort Letters that are issued for the then current Put and any Bring Down Cold Comfort Letters that are issued anytime thereafter pursuant to this Agreement shall be issued by an Authorized Auditor.

By not later than the Qualification Trigger Date (and again promptly following each time  that the Company changes its law firm or auditor, and each time that the liability policy coverage of either the Authorized Law Firm or Authorized Auditor materially changes), the Company shall cause its Authorized Law Firm to provide a copy of the Authorized Legal Liability Policy to the Investor and to cause its Authorized Auditor to provide the Investor with a copy of their Authorized Auditor Liability Policy.

2.3.10   Investor’s Obligation and Right to Purchase Shares.    Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a “Purchase”) from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

2.3.11   Mechanics of Put Closing.  Each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Put Closing.  Subject to such delivery and the satisfaction of the conditions set forth in this Section 2, the closing of the purchase by the Investor of Put Shares shall occur by 5:00 PM, New York City Time, on the date which is three (3) Business Days following the applicable Pricing Period End Date (the “Payment Due Date”) at the offices of Investor.  On or before each Payment Due Date, the Investor shall deliver to the Company, in the manner specified in Section 7 below, the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid.  The closing (each a “Put Closing”) for each Put shall occur on the date that (i) the Company has delivered to the Investor all Required Put Documents, (ii) each of the Put Conditions have been satisfied and (iii) the Investor has delivered to the Company such Put Dollar Amount (each a “Put Closing Date”).

2.3.12   Limitation on Short Sales.  The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

2.3.13  Cap Amount.  If the Company becomes listed on a NASDAQ Market, then, unless the Company has obtained the necessary approval (“Stockholder 20% Approval”) of its shareholders as required under the Nasdaq 20% Rule or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the “Cap Amount”) that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 5635 (or any other applicable Nasdaq Rules or any successor rule) (the “Nasdaq 20% Rule”).

2.3.14   Investment Agreement Termination.   The Company may terminate (a “Company Termination”) its right to initiate future Puts by providing written notice (“Termination Notice”) to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties’ other rights and obligations under this Agreement and the Registration Rights Agreement.  Notwithstanding the above, any Put Interruption Notice occurring during an Extended Put Period is governed by Section 2.3.4.

2.3.15  Return of Excess Common Shares.  In the event that the number of Put Shares purchased by the Investor in any Put pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor’s possession that are not being purchased by the Investor, unless the parties mutually agree for the Investor to retain such excess Common Shares to apply to the next Put.

              2.4        Due Diligence Review.  The Company shall make available for inspection and review by the Investor (the “Due Diligence Review”), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, FINRA or other filing, all financial and other records, all filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.  Upon request by the Investor, the Company shall provide, or cause its Authorized Law Firm and Authorized Auditor to provide any one or more of the following: (i) a copy of their respective liability insurance policies, (ii) a letter signed by the law firm or audit firm, respectively, whereby such firm represents to the Investor that it has an Authorized Legal Liability Policy or an Authorized Auditor Liability Policy, as applicable, which covers the Investor in the required amounts with no exclusions to such coverage and (iii) a letter, binder, endorsement or similar document signed by the law firm’s liability insurance carrier or the audit firm’s liability insurance carrier, respectively, whereby such insurance carrier represents to the Investor that the Authorized Law Firm or Authorized Auditor, as applicable, has an Authorized Legal Liability Policy or an Authorized Auditor Liability Policy, as applicable, which covers the Investor in the required amounts with no exclusions to such coverage. Prior to filing the initial Registration Statement, the Company shall provide to the Investor (i) a schedule setting forth all of the Indebtedness of the Company as of the date of the schedule (“Schedule of Indebtedness”) and (ii) a schedule setting forth the fully diluted capitalization of the Company as of the date of the schedule (the “Capitalization Schedule”), along with a signed certification from an authorized officer of the Company certifying that each such schedule is true and correct as of the date thereof.

                                                   2.4.1     Treatment of Nonpublic Information. Notwithstanding anything herein to the contrary, the Company will immediately notify the Investor or its advisors or representatives of the existence of any event or circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware after the Registration Statement is declared effective, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading and the Company shall, a soon as possible but in any event within three (3) Trading Days of becoming aware of such material non-public information, file with the SEC an amendment to the Registration Statement or, if permitted by law, a supplement to the then-current Prospectus or Prospectus Supplement, responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus or Prospectus Supplement, as so amended or modified. The Company shall not disclose material nonpublic information to the Investor or to its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review.  The Company may, as a condition to disclosing any nonpublic information to the Investor hereunder, require the Investor and its advisors and representatives to first enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of material nonpublic information) in form reasonably satisfactory to the Company and the Investor.  The Company shall ensure that any information disclosed by the Company to the Investor in connection with the Agreement shall cease to be material non-public information on or prior to the Liquidity Date and that if any material non-public information arises in the future, the Prospectus shall be promptly amended or supplemented to cover such information in accordance with the terms of the Registration Rights Agreement.

2.4.2   Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Company of any events or circumstances discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.

2.4.3   Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted.  In the event after consultation with the Company or its counsel, the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and the Company, after a request from the Investor, has failed to promptly provide reasonable information indicating that that the Registration Statement is in fact complete, accurate and current, then

(a) the Company shall promptly file with the SEC an amendment to the Registration Statement or, if permitted by law, a supplement to the then-current Prospectus or Prospectus Supplement, responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus or Prospectus Supplement, as so amended or modified, or

(b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel (who is a member of an Authorized Law Firm) shall provide the Investor's counsel with a Registration Opinion, at the Company’s expense, and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company shall promptly cause its Authorized Auditor to provide to the Investor a Bring Down Cold Comfort Letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall promptly provide the Investor with a copy of such letter.

3.           Representations, Warranties and Covenants of Investor. Investor hereby represents and warrants to and agrees with the Company as follows:

3.1           Accredited Investor.  Investor is an accredited investor (“Accredited Investor”), as defined in Rule 501 of Regulation D.

3.2           Investment Experience; Access to Information; Independent Investigation.

3.2.1   Access to Information.  Investor or Investor’s professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor’s professional advisor deems necessary to verify the accuracy and completeness of the information received.

3.2.2   Reliance on Own Advisors.  Investor has relied completely on the advice of, or has consulted with, Investor’s own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel).  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in this Agreement.

3.2.3 Capability to Evaluate.  Investor has such Knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

3.2.4   Disclosure Documents.  Investor, in making Investor’s investment decision to subscribe for the Investment Agreement hereunder, represents that (a) Investor has received and had an opportunity to review (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the year ened July 31, 2010, and (ii) the Company’s quarterly report on Form 10-Q for the quarters ended September 30, 2010, April 30, 2010 and January 31, 2010; (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company’s representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the “Disclosure Documents”), and an independent investigation made by Investor and Investor’s representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company’s filings under the Act and the Exchange Act and has had an opportunity to ask questions of and receive answers from the Company’s officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein.  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement.  Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts’ research reports or comments (collectively, “Third Party Reports”), and Investor has not relied upon any Third Party Reports in making the decision to invest.

3.2.5  Investment Experience; Fend for Self.  Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company.  Investor acknowledges that Investor is able to fend for Investor’s self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor’s investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in Section 3.1 above.  Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor’s purposes.

3.3           Exempt Offering Under Regulation D.

3.3.1  No General Solicitation.  The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.3.2  Restricted Securities.  Investor understands that the Investment Agreement is, the Common Stock issued at each Put Closing will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom.  In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.3.3  Disposition.  Investor further agrees not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

(a)           There is then in effect a registration statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

(b)           (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws.  It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor’s broker, if necessary, provide the Company with the necessary representations and documents for counsel to the Company to issue an opinion with respect to such transaction.

The Investor is entering into this Agreement for its own account and the Investor has no present arrangement or intention to sell the security represented by this Agreement to or through any person or entity, has no present arrangement (whether or not legally binding) to sell the Common Stock to or through any person or entity and has no present intention to sell such Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

3.4           Due Authorization.

3.4.1 Authority.  The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement.  Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

3.4.2  Due Organization; Due Authorization.  Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Georgia with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

3.5           No Registration As A Dealer. The Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

3.6           Beneficial Owner.  Upon the initial delivery thereof to the Investor, the Investor will be the sole beneficial owner of all Put Shares purchased under this Agreement.

4.           Acknowledgments and Agreements.  Investor is aware that:

4.1           Risks of Investment.  The Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein.  Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

4.2           No Government Approval.  No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

4.3           No Registration, Restrictions on Transfer.  As of the date of this Agreement, the Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

4.4           Restrictions on Transfer.  The Investor acknowledges that it may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

4.5           No Assurances of Registration.  There can be no assurance that any registration statement will become effective at the scheduled time, or ever, or remain effective when required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

4.6           Exempt Transaction.  Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

4.7           Legends.  The Company agrees that the certificates representing the Put Shares shall not bear a legend restricting the sale or transfer thereof.

4.8           Investor’s Resources.  The Company agrees and acknowledges that the Investor has not represented, and does not represent, that it now has or at any time in the future will have assets at any given time equal to the Maximum Offering Amount available for investment pursuant to this Agreement, but only covenants to make payment of the applicable Put Share Price for each Put when due under the terms of this Agreement.

5.           Representations, Warranties and Covenants of the Company.  The Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as specified hereunder) and agrees with Investor that, except as set forth in the “Schedule of Exceptions” attached hereto as Exhibit G:

5.1  Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would, in the Company’s opinion, have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.  The Company is not the subject of any pending, threatened or, to its Knowledge, contemplated investigation or administrative or legal proceeding (a “Proceeding”) by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, the FINRA, the Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents.  None of the disclosed Proceedings, if any, will, in the Company’s opinion, have a material adverse effect upon the Company. Each of the Company’s subsidiaries, if any, the jurisdiction of incorporation or organization of each, and the percentage of the Company’s ownership of each is as set forth in Schedule 5.1 annexed hereto.

5.2           Corporate Condition.  The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company.  There have been no Material Adverse Changes to the Company’s business, financial condition, or prospects from the dates of such Disclosure Documents through the date of the Investment Commitment Closing.  The financial statements as contained in the 10-K and 10-Q have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act, or Generally Accepted Accounting Principles, as applicable), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended.  Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents).  The Company has paid all material taxes that are due, except for taxes that it reasonably disputes.  There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company’s Knowledge, threatened against the Company, except as disclosed in the Disclosure Documents.  This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.  No event or circumstance exists relating to the Company which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

5.3           Commission Documents, Financial Statements.

(a)           The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the SEC prior to the Commitment Closing Date (including, without limitation, the 2010 Form 10-K). No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date, each Commission Document filed with or furnished to the SEC prior to the Commitment Closing Date (including, without limitation, the 2010 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Commitment Closing Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, on the date it is filed with the SEC, on the date it is declared effective by the SEC, on each Put Date and on each Put Closing Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein (which to the Company’s Knowledge are not false or misleading). The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement, when taken together, on its date, on each Put Date and on each Put Closing Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein (which to the Company’s Knowledge are not false or misleading). Each Commission Document (other than the Registration Statement, the Prospectus or any Prospectus Supplement) to be filed with or furnished to the SEC after the Commitment Closing Date and incorporated by reference in the Registration Statement, the Prospectus or any Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the SEC and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the SEC relating to the Commission Documents filed with or furnished to the SEC as of the Commitment Closing Date, together with all written responses of the Company thereto. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto as may be subject to any applicable out of period adjustments disclosed in the Commission Documents. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements and are subject to customary year-end audit adjustments), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)           The Company has timely filed with the SEC and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“ SOXA ”)) with respect to all relevant Commission Documents.  The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof.  The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents.  As used in this Section 5.3(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(d)           Eugene m. Edgeberg, CPA (the “Accounting Firm”), who shall express their opinion on the audited financial statements and related schedules to be included or incorporated by reference in the Registration Statement and the Prospectus are, with respect to the Company, independent public accountants as required by the Securities Act and is an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board.

5.4           Authorization.  All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and all of the Transaction Documents, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.  The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.  The Board of Directors of the Company shall have adopted resolutions granting the above authorizations (the "Resolutions") and, as a condition to each Put, such Resolutions shall not have been amended or rescinded prior to such Put Date.

5.5           Valid Issuance of Common Stock.  The Commitment Shares, the Fee Shares and Put Shares, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable, will be issued free of any preemptive rights and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.

5.6. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Without limiting the generality of the foregoing, the Company satisfies, and the Registration Statement upon filing with the SEC and at the time it is declared effective by the SEC shall satisfy, all of the requirements of the Securities Act to register the resale of the Registrable Securities by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

5.7           Compliance with Other Instruments.  The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would, in the Company’s opinion, have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement.  The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would, in the Company’s opinion, have a material adverse effect on the Company’s business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, or (b) violate the Company’s Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would, in the Company’s opinion, have a material adverse effect on the Company's business or prospects.

5.8           Reporting Company.  The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 15(d) of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities.  The Common Stock is duly listed or approved for quotation on the OTC QB.  The Company is not in violation of the listing requirements of the OTC QB, and does not reasonably anticipate that the Common Stock will be delisted by the OTC QB for the foreseeable future.

5.9. Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 15(d) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the Commitment Closing Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company currently is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

5.10. Indebtedness.  The Company’s 2010 10-K sets forth, as of December 31, 2010, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date.  For the purposes of this Agreement, “Indebtedness ” shall mean (a) any liabilities for borrowed money (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.  There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors.

5.11  No Antidilution Triggered.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

5.12  Intellectual Property.  The Company has valid, unrestricted and exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business.  The Commission Documents list all patents, trademarks, trademark registrations, trade names and copyrights of the Company.  The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business.  The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business.  To the best of the Company’s Knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company’s intellectual property rights.  There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

5.13 Former Shell Company.  The Company is not a “Shell Company” within the meaning of Rule 144(i) of Rule 405 of the Act, and has not been a Shell Company since September 30, 2010, on which date the Company filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1). Investor acknowledges and agrees that the Company was, at one time, a “shell company” as defined in Rule 12b-2 under the Exchange Act.  Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company (and that, in the Company’s case, such Form 10 Information was filed on September 10, 2010), and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, shares issued without legend may need to be returned to have such legend affixed to them in the event that the Registration Statement is not effective and the Company ceases to be subject to the reporting requirements of section 13 or 15(d) of the Exchange Act or fails to file a required report, subject to legend removal once a Legend Removal Condition has again been met.

5.14 No Rights of Participation.  No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

5.15 No Advance Regulatory Approval.  The Company acknowledges that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body.  The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

5.16  Underwriter’s Fees and Rights of First Refusal.  The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative in connection with this Offering.

5.17 Availability of Suitable Form for Registration.  The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

5.18 No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company’s securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of the SEC.  The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock.

5.19 Foreign Corrupt Practices.  Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S.  Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.20  Absence of Certain Company Control Person Actions Or Events.  For purposes hereof, “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.  To the Company’s Knowledge, during the past ten (10) years:

(i) No petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) No Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), or has not been convicted of, found guilty of, or have pled guilty nolo contendere of a crime or felony, entered into a pre trial diversion for or otherwise been charged for any action, misdemeanor or felony, involving fraud, dishonesty, breach of trust, contract or money laundering, or which may be considered to be a crime concerning moral turpitude, including but not limited to any disciplinary action by any branch of the United State military, regulatory bodies, including but not limited to any professional licensing authority [or has been the Defendant in a civil action for fraud or material breach of a financing agreement];

(iii) No Company Control Person has been the subject of any order, judgment or decree, that was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) No Company Control Person has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (iii) of this item, or to be associated with Persons engaged in any such activity; or

(v) No Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

5.21           Representations Correct.  The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put Closing and the issuance of the shares of Common Stock thereby.

5.22           Tax Status.  The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

5.23           Material Agreements.  Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to an annual report on Form 10-K (collectively, “ Material Agreements ”).  Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.  Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

5.24           Transactions With Affiliates.  Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        5.25             Application of Takeover Protections.  The Company has not adopted and will not adopt any “poison pill” provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

5.26             Investment Company Act Status.  The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as set forth in the Prospectus and any Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

5.27           Taxes.  The Company and each of its Subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it which would have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

5.28           Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

5.29             U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

5.30           Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

5.31           Lock-Up. The Company shall cause its officers, directors, and any related parties under control of the Company, to refrain from selling Common Stock during each Pricing Period, and the Company shall use best efforts to cause other insiders or Affiliates to refrain from selling any Stock during each Pricing Period.

5.32           Other Agreements.  The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

5.33           Major Transactions.  As of the date of this Agreement, there are no other Major Transactions currently pending or contemplated by the Company.

5.34           Financings.  As of the date of this Agreement, there are no other financings currently pending or contemplated by the Company.

5.35           Acknowledgment of Limitations on Put Amounts.  The Company understands and acknowledges that the amounts available under this Investment Agreement are limited, among other things, based upon the liquidity of the Company’s Common Stock traded on its Principal Market.

5.36           Dilution.  The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period.  The Company’s executive officers and directors fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect.  The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.  The Company specifically acknowledges that, whenever the Company elects to initiate a Put, its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.  The Company acknowledges that the Investor may sell shares of Common Stock during any Pricing Period, and may enter into a short exempt sale or any short sale or other hedging or similar arrangement in accordance with Section 2.3.11 during any Pricing Period, and that such sales, short sales or hedging arrangements may serve to lower the Purchase Price thereby having a potential dilutive effect on the Company’s Common Stock.

5.37           No Brokers.  No brokers, finders or financial advisory fees or commissions shall be payable by the Company or any Subsidiary (or any of their respective Affiliates) with respect to the transactions contemplated by the Transaction Documents.

5.38           Material Representations True and Correct.  All material representations in the Company’s public filings from the date that is one (1) year prior to the date of this Investment Agreement up through the date of the Investment Agreement and up through the date of each Put Notice, if such representation is made in conjunction with a Put were true and correct when made.

5.39           No Material Non-Public Information.  The Company has not furnished to the Investor any information concerning the Company that will constitute material nonpublic information on or after the Liquidity Date.

6.           Additional Covenants of the Company.

6.1           Independent Auditors.  The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

6.2           Corporate Existence and Taxes; Change in Corporate Entity.  The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a “Reporting Issuer” (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer and shall pay all its taxes when due except for taxes which the Company disputes.  Notwithstanding the terms of Section 9.2 below, the Company may, at any time after the date hereof, enter into any merger, consolidation or corporate reorganization of the Company with or into, or transfer all or substantially all of the assets of the Company to, another entity only if the resulting successor or acquiring entity in such transaction, if not the Company (the “Surviving Entity”), (i) has Common Stock listed for trading on a Nasdaq Market or on another national stock exchange and is a Reporting Issuer, (ii) assumes by written instrument the Company's obligations with respect to this Investment Agreement, the Registration Rights Agreement, the Transfer Agent Instructions and the other agreements referred to herein, including but not limited to the obligations to deliver to the Investor shares of Common Stock and/or securities that Investor is entitled to receive pursuant to this Investment Agreement.

6.3           Registration Rights.  The Company will enter into a registration rights agreement covering the resale of the Common Shares substantially in the form of the Registration Rights Agreement attached as Exhibit F.  During the period from the Effective Date through the Termination Date, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

6.4.             Blue Sky.  The Company shall take such action, if any, as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor pursuant to the Transaction Documents and for the subsequent resale of Securities by the Investor into the Principal Market and such other jurisdictions within the United States as Investor reasonably requests in writing, in each case, under applicable state securities or “blue sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Commitment Closing Date.

6.5   Asset Transfers.  The Company shall not (i) transfer, sell, convey or otherwise dispose of any of its material assets to any subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or (ii) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement.  For purposes hereof, “Affiliate” shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

6.6           Capital Raising Limitations.

Notwithstanding anything to the contrary herein, if the Company issues any Variable Equity Securities (as defined below) anytime after the date hereof, the Company shall not be entitled to deliver a Put Notice to the Investor and the Investor shall not be required to purchase any Put Shares so long as any portion of such Variable Equity Securities (as defined below) remain outstanding.  For purposes hereof, the following shall be collectively referred to herein as, the “Equity Securities”: (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering.  For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”: any debt or Equity Securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security or upon the occurrence of specified contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

6.7  Opinion of Counsel.  Investor shall, concurrent with the Investment Commitment Closing, receive an opinion letter from the Company’s legal counsel, in the form of the Investment Commitment Opinion of Counsel attached as Exhibit B, or in such form as agreed upon by the parties, and shall, concurrent with each Put Date, receive an opinion letter from the Company’s legal counsel, in the form of the Put Opinion of Counsel attached as Exhibit D or in such form as agreed upon by the parties.

6.8   Listing.  Subject to the remainder of this Section 6.8, the Company shall ensure that its shares of Common Stock (including all Commitment Shares, the Fee Shares and Put Shares) are listed or quoted and available for trading on the OTC QB.  Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on an Approved Primary Market; and (ii) comply in all material respects with the Company’s reporting, filing and other obligations under the By-Laws or rules of FINRA and such exchanges, as applicable.

6.9     The Company’s Instructions to Transfer Agent.  The Company will instruct the Transfer Agent of the Common Stock (the “Transfer Agent”), by delivering irrevocable instructions to issue certificates, registered in the name of each Investor or its nominee, for the Commitment Shares, the Fee Shares and for the Put Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put.  Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement and Legend removal is not permitted by Section 9.10(ii) hereof and the Company shall cause the Transfer Agent to issue such certificates without a Legend, and the Irrevocable Instructions to Transfer Agent shall so indicate.  Nothing in this Section shall affect in any way Investor’s obligations and agreement set forth in Sections 3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws.  If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope reasonably acceptable to counsel for the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, the Company shall permit the transfer.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.9 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.9, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.10           Initial Public Announcements and Required Filings.  The Company shall, at or before 8:30 a.m., New York City time, on the first Trading Day after the Commitment Closing Date, issue a press release (the “Press Release”) reasonably acceptable to the Investor disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and the issuance of the Commitment Shares and the Fee Shares to the Investor, and briefly describing the transactions contemplated thereby. Any Press Release or other public announcement relating to this financing shall be submitted to the Investor for review at least two (2) Business Days prior to the planned release.  The Company shall not disclose the Investor’s name in any press release or other public announcement without the Investor’s prior written approval.  The Company shall obtain the Investor’s written approval of the Press Release prior to issuance by the Company.

At or before 8:30 a.m., New York City time, on the second Trading Day following the Commitment Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching copies of each of this Agreement, the Registration Rights Agreement and the Press Release as exhibits thereto (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of such Current Report and has given due consideration to such comments. From and after the Liquidity Date, the Company shall have disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 6.10, the Investor will maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors. Not later than 15 calendar days following the Commitment Closing Date, the Company shall file a Form D with respect to the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall prepare and file with the SEC the Registration Statement (including the prospectus therein) covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement.

6.11  Change in Law or Policy.  In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or FINRA which causes the Investor or the Company to be unable to perform its obligations hereunder, this Agreement shall be automatically terminated, provided that notwithstanding any termination under this Section 6.11, the Investor shall retain full ownership of the Commitment Shares and the Fee Shares as partial consideration for its commitment hereunder.

6.12    Notice of Certain Litigation.Promptly following the commencement thereof, the Company shall provide the Investor written notice and a description in reasonable detail of any litigation or proceeding to which the Company or any subsidiary of the Company is a party; in which the amount involved is $250,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought.

6.13  Broker/Dealer.  The Investor shall use one or more broker-dealers to effectuate all sales, if any, of Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”). The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

7.           Subscription and Wiring Instructions; Irrevocability.

(a)
Wire transfer of Subscription Funds.  Investor shall deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

(b)
Irrevocable Subscription.  Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

8.           Indemnification.

In consideration of the Investor’s execution and delivery of the Investment Agreement, the Registration Rights Agreement and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or omission, or breach of any representation or warranty made by the Company in the Prospectus, Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company or (d) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against any Indemnitee arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, excluding liability resulting from a breach of the Investor’s representations and warranties or the Investor’s fraud or willful misconduct.

To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter “Indemnitor”) under this Section 8, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor.  The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, to the extent that such failure is materially prejudicial to the Indemnitor’s ability to defend such action, shall relieve the Indemnitor of liability to the Indemnified Party under this Section 8, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 8 to the extent it is prejudicial.

9.           Miscellaneous.

9.1           Representations and Warranties Survive the Closing; Severability.  Investor’s and the Company’s representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

9.2           Successors and Assigns.  The Transaction Documents, including this Investment Agreement, shall not be assignable by the Investor.  The Transaction Documents, including this Investment Agreement, shall not be assignable by the Company except in conjunction with a transaction permitted under the terms of Section 6.2 above.

9.3           Execution in Counterparts Permitted.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one (1)  and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or an e-mailed “PDF” of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9.4           Titles and Subtitles; Gender.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  The use in this Agreement of a masculine, feminine or neuter pronoun shall be deemed to include a reference to the others.

9.5          Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

9.6           Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

9.7           Entire Agreement; Written Amendments Required.  This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The Disclosure Documents and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

9.8           Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

9.9           Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on the Principal Market on any given Trading Day for the purposes of this Agreement shall be the Bloomberg L.P.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

9.10           Fees and Expenses.

(i)  Commitment Shares and Fee Shares. Not later than three (3) Business Days after the date of the execution and delivery of this Agreement, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor a number of shares of restricted Common Stock (the “Commitment Shares”) having a value equal to $140,000 (the “Commitment Fee”)(which represents 1.4% of the Maximum Offering Amount) plus an additional number of shares of restricted Common Stock (the “Fee Shares”) having a value equal to $10,000.00 (the “Legal/Due Diligence Fee”), in each case based upon a deemed valuation per share equal to 100% of the VWAP of the Company’s Common Stock for the 5 trading days immediately preceding the date of issuance of such shares.  The certificate(s) representing the Commitment Shares and Fee Shares shall be delivered to the Investor by overnight courier at its address set forth in Section 9.12 hereof. For the avoidance of doubt, all of the Commitment Shares and Fee Shares shall be fully earned as of the Commitment Closing Date regardless of whether or not any Registration Statement is filed or declared effective and regardless of whether any Puts are issued by the Company or settled hereunder. Upon issuance, the Commitment Shares and the Fee Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 9.10, the certificate(s) representing the Commitment Shares and Fee Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 9.10. The Commitment Shares and Fee Shares shall constitute Registrable Securities and shall be included in the Registration Statement in accordance with the terms of the Registration Rights Agreement.  If at any time after the date that is six (6) months from the date of this Agreement, any outstanding Commitment Shares and Fee Shares cannot be sold under Rule 144 without volume restrictions or pursuant to a current and effective Registration Statement for an aggregate of 5 Trading Days during any 20 Trading Day period (the date of such occurrence, the “Redemption Trigger Date”), the Company shall be required to redeem the Commitment Shares and Fee Shares, in cash, for an amount equal to the greater of (i) the pro rata portion of the Commitment Fee and Legal/Due Diligence Fee represented by such shares or (ii) the number of Commitment Shares and Fee Shares being redeemed, multiplied by the average of the VWAPS for the five (5) Trading Days immediately prior to the Redemption Trigger Date, payable within three (3) Trading Days of the Redemption Trigger Date.

(ii)  Legends. The certificate representing the Commitment Shares and the certificate representing the Fees Shares, except as set forth below, shall each bear a restrictive legend (“Legend”) in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificate):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any Put Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 2.3 by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and all such Shares shall be freely tradable and transferable and without any restrictive legends or restrictions on resale (and no stop-transfer order shall be placed against transfer thereof), and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iii)  Removal of Legend.  If either (a) the Registration Statement is Effective, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to counsel for the Company (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances (which assurances shall be adequate to the Company or the Company’s counsel) that such Security can be sold pursuant to Rule 144 (each, a “Legend Removal Condition”), then the Company shall, no later than two Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent (with notice to the Company) of a legended certificate representing the Commitment Shares and a legended certificate representing the Fee Shares (each endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by the Investor, either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate(s) representing such Commitment Shares and Fee Shares that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares and Fee Shares represented by the certificate(s) so delivered by the Investor (the date by which such certificate is required to be delivered to the investor or such credit is so required to be made to the account of the Investor or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery Date ”).

9.11           Specific Enforcement, Governing Law, Consent to Jurisdiction, Waiver of Jury Trial.

(i)  The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Governing Law and Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Atlanta, Georgia. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Atlanta, Georgia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.  THE PARTIES HEREBY WAIVE ALL RIGHTS TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY FOR ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY OF THE TRANSACTION DOCUMENTS.

9.12           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Forex International Trading Corp.
Attn:  Darren Dunckel, CEO
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone:  888.333.8075
Email: ddunckel@hotmail.com

With a copy (which shall not constitute notice) to:

Attn:  Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone:  516.833.5034
Email:  smf@flemingpllc.com

If to the Investor:
Attn: Eric S. Swartz
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009
Telephone Number: (770) 640-8130 begin_of_the_skype_highlighting     end_of_the_skype_highlighting
Fax:  (770) 777-5844

With a copy (which shall not constitute notice) to:

Attn: P. Bradford Hathorn, Esq.
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA  30009
Telephone Number: (770) 640-8130 begin_of_the_skype_highlighting     end_of_the_skype_highlighting
Fax:  (770) 777-5844
Email: BradHathorn@RoswellCapitalPartners.com

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

9.13           Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement

The undersigned hereby subscribes for the Maximum Offering Amount and acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Investor does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Investor by the following signature(s) executed this Agreement.

Dated this 27th day of June, 2011.

CENTURION PRIVATE EQUITY, LLC

By:	/s/ Eric S. Swartz
Eric S. Swartz, Manager

SECURITY DELIVERY INSTRUCTIONS:
Centurion Private Equity, LLC
c/o Eric S. Swartz
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009
Telephone: (770) 640-8130
Fax: 770-777-5844

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF THE MAXIMUM OFFERING AMOUNT ON THE 27TH DAY OF JUNE, 2011.

FOREX INTERNATIONAL TRADING CORP.

By:
Darren Dunckel
Darren Dunckel, CEO

Exhibit List to the
INVESTMENT AGREEMENT

Exhibit                                A           Advance Put Notice
Exhibit                                B           Investment Commitment Opinion of Counsel
Exhibit                                C           Put Notice
Exhibit                                D           Put Opinion of Counsel
Exhibit                                E           Registration Opinion of Counsel
Exhibit                                F           Registration Rights Agreement
Exhibit                                G           Schedule of Exceptions
Exhibit                                H           Secretary’s Certificate
Exhibit                                I            Officer’s Certificate
Exhibit                                J            Resolutions
Exhibit                               K           Officer’s Put Certificate
Exhibit                                L           Form of Bring Down Cold Comfort Letter
Schedule 5.1 – List of Subsidiaries and ownership.

ADVANCE PUT NOTICE

FOREX INTERNATIONAL TRADING CORP. (the "Company") hereby intends, subject to the Individual Put Limit (as defined in the Investment Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below, to Centurion Private Equity, LLC, as of the Intended Put Date written below, all pursuant to that certain Investment Agreement (the “Investment Agreement”) by and between the Company and Centurion Private Equity, LLC dated on or about June 27, 2011.

Date of Advance Put Notice: ___________________

Intended Put Date: ___________________________

Intended Put Share Amount: __________________

Company Designation Maximum Put Dollar Amount (Optional):
________________________________________.

Company Designation Minimum Put Share Price (Optional):
________________________________________.

FOREX INTERNATIONAL TRADING CORP.

By:
Darren Dunckel, CEO

Address: Forex International Trading Corporation Attn: Darren Dunckel One Gran Central Place 60 E 42nd Street New York, NY 10165 Phone: 888.333.8075 Email: ddunckel@hotmail.com

Exhibit B

June 27, 2011

Centurion Private Equity, LLC
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009

Re:	Forex International Trading Corp.
Investment Commitment Opinion

Gentlepersons,

We have acted as special counsel to Forex International Trading Corp., a Nevada corporation ("Company"), in connection with the Investment Agreement, dated as of June 27, 2011, by and between the Company and the Investor named therein ("Investment Agreement"), and the issuance and sale of shares of the Company's Common Stock, $.00001 par value ("Common Stock"), provided for thereunder.  This opinion is being delivered to you pursuant to Section 6.7 of the Investment Agreement.  Capitalized terms used herein without definition have the respective meanings assigned to them in the Investment Agreement and Registration Rights Agreement described therein.

In connection with and as the basis for these opinions, we have examined originals or copies, certified or otherwise identified to us, of certain documents, corporate records and other instruments, including the following (i) the Certificate of Incorporation of the Company, as amended, certified by the Secretary of the Company; (ii) By-laws of the Company as in effect on June 27, 2011, as certified by an officer of the Company, (iii) a certificate dated June 16, 2011 by the Secretary of State of the State of Nevada regarding the existence and good standing of the Company as a corporation under the laws of the State of Nevada and a review of the Nevada State Secretary of State's internet website as to the Company's continued good standing; (iv) the minute books of the Company, including copies, certified to our satisfaction, of resolutions adopted by the Board of Directors of the Company on June 27, 2011, (v) the Investment Agreement; (vi) the Registration Rights Agreement; and (vii) Irrevocable Instructions to Transfer Agents.  The foregoing are sometimes referred to in this Opinion as the "Transaction Documents."

We have also examined such other documents, records, certificates and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

We have also examined, relied upon, and assumed the accuracy, where appropriate, of the representations and warranties of the Company and the other parties thereto contained in the Transaction Documents as to the matters of fact therein represented.  As to certain questions of fact material to the opinions contained herein, we have, when appropriate, relied upon the representations of each party made in the Investment Agreement and other Transaction Documents and certificates or statements of public officials and officers and agents of the Company, and we have assumed that any certificates or statements of public officials dated earlier than the date hereof are accurate on the date hereof as if made on and as of such date.

In our examination of Transaction Documents described above, we have assumed the genuine of all signatures of parties other than the Company, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

With respect to our opinions in paragraph 2 hereof that the Commitment Shares, the Fee Shares the Put Shares, when issued, upon exercise of a Put and any other shares of Common Stock issued in fulfillment of the terms of the Transaction Documents, respectively, will be validly issued, we have assumed that (i) such Common Stock will be evidenced by appropriate certificates, duly executed and delivered and (ii) the Company will maintain a sufficient number of authorized and unissued shares of Common Stock, at all times while the Investment Agreement is outstanding, to permit the issuance of the Put Shares in accordance with their terms.

In addition, we have assumed that the representations and warranties as to factual matters and acknowledgments made by each Investor in Sections 3 and 4 of the Investment Agreement are true.  We have also assumed that each Investor has received all of the documents that each Investor was required to receive under the Investment Agreement.

Based upon and subject to the foregoing and the qualifications, limitations and assumptions set forth herein, it is our opinion that, as of the date hereof:

1.The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada.  The Company has the corporate power and authority to carry on its business as currently conducted.  The Company is duly qualified as a foreign corporation in every jurisdiction that such qualification is necessary, except where the failure to so qualify would not have a material adverse effect.

2.To the best of our knowledge, based solely on review of th Company’s filings with the Securities and Exchange Commission, the Company is not a “Shell Company” within the meaning of Rule 144(i) of Rule 405 of the Act, and has not been a Shell Company since September 30, 2010 at which time the Company filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1).
3.The execution, delivery and performance of the Transaction Documents, the issuance of the Common Stock, the issuance of the Commitment Shares, the Fee Shares and the Put Shares have been duly approved by all required corporate action on the part of the Company, and except for approval by the Company's stockholders of the issuance of Common Stock in excess of the Cap Amount, no further consents of the Company or its Board of Directors or stockholders are required.

4.In the Course of the preparation of the Transaction Documents, which involved, among other things, discussions and inquiries concerning the various legal matters and the review of certain corporate records, documents and proceedings, we participated in conferences with certain officers and other representatives of the Company during which the contents of the Transaction Documents and related matters were discussed, and we advised the Company as to the requirements of the Securities Act (including Regulation D thereunder) and the applicable rules and regulations thereunder.  During the course of the representation nothing has come to our attention to cause us to have reason to believe that the Transaction Documents contained any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock ($.00001 par value) and 20,000,000 shares of Preferred Stock ($.00001 par value).  The outstanding shares of Common Stock and Preferred Stock of the Company are validly authorized and issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and such shares of capital stock have not been issued, and are not owned or held in violation of any preemptive or similar rights of stockholders known to me.

6.When the Put Shares are issued in accordance with the Investment Agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, free of all statutory or, to our knowledge, preemptive or similar rights.

7.The Investment Agreement, the Registration Rights Agreement and the irrevocable Instructions to Transfer Agent have been duly executed and delivered and are valid and binding obligations of the Company, enforceable in accordance with their respective terms.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Investment Agreement, the Registration Rights Agreement and the Transfer Agent Instructions, and to issue the Common Shares in accordance with the terms of the Investment Agreement.  The execution and delivery of the Investment Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.

8.It will not be necessary, in connection with the execution of the Investment Agreement and the issuance and sale of the Put Shares, the Commitment Shares or the Fee Shares, to register such securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, and such execution, issuance and sale are exempt from such registration under Section 4(2) and/or Regulation D Rule 506 of the Securities Act.

9.The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby will not, (i) violate the Certificate of Incorporation or By-laws of the Company, or result in a violation of any federal or Georgia law, rule or regulation (or order, judgment or decree known to us) of a type generally recognized as being directly applicable to the Company and the transactions contemplated by the Transaction Documents, (ii) to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material  agreements, indenture or instrument to which the Company is a party or by which it is bound or any material agreement, indenture or instrument entered into subsequent thereto of which we are aware.  Assuming and relying upon the accuracy of the relevant representations and agreements of each Investor to each Investment Agreement, the Company is not required to obtain any consent, approval or action of, or make any filings with, or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, except as may have been duly obtained or made, as the case may be, and are in full force and effect (other than any SEC, FINRA or state securities filings set forth in the Investment Agreement which may be required to be made by the Company, any registration statement under the Act which may be filed pursuant to the Transaction Documents and authorization by the Company's stockholders of the issuance of the securities pursuant to the Transaction Documents) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the securities in accordance with the terms of the Transaction Documents.

10.To our knowledge, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Company's reports filed under the Exchange Act, or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties or assets of the Company.

The opinions set forth herein are subject to the following qualifications, limitations and assumptions:

(a)Our opinion in paragraph 6 above as to the enforceability of the Transaction Documents is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws and legal principles of general application now or hereafter in effect relating to or limiting the rights of creditors, and (ii) such opinion does not mean that

(x)any particular remedy is available upon a material default or

(y)that a court will enforce every provision of a contract exactly as it is written.

(b)We have assumed (i) that the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto other than the Company, enforceable in accordance with the respective terms (ii) that the parties to the Transaction Documents, other than the Company, have the requisite corporate power and authority to enter into such agreements and to perform their respective obligations thereunder and (iii) that each of the parties to the Transaction Documents, other than the Company, have duly authorized, executed and delivered the Transaction Documents.  We have also assumed the legal capacity of all natural persons whose acts are relevant to the opinions rendered herein. We have assumed the genuineness of all signatures.

(c)We express no opinion and assume no responsibility as to the effect of, or consequences resulting from, any legislative act or other change in law occurring after the date of this letter.

(d)We express no opinion on the enforceability, under certain circumstances, of provisions to the effect that failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy.

(e)We express no opinion on the enforceability, in certain circumstances, of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive.

(f)We express no opinion on limitations on the exercise of certain contractual rights and remedies if the defaults are not material or the penalties bear no reasonable relation to the damage suffered by the aggrieved party as a result of the delinquencies or defaults.

(g)We express no opinion with respect to any application of the usury laws of any jurisdiction.

(h)As to the conclusion expressed in paragraph 9, we have made no independent investigation or inquiry and have relied on the statements of officers of the Company and our examination of the Company's reports filed under the Exchange Act.  No inference as to our knowledge of any matters bearing on the accuracy of any such statements should be drawn from the fact of our representation of the Company.

(i)Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter or who performed work for the Company in connection with the Transaction Agreements (collectively, the "Opinion Letter Participants") current actual knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

(j)We provide no opinion with regard to the applicability of Rule 415 promulgated under the Securities Act of 1933, as amended.

We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York and the federal laws of the United States of America.  In furnishing the opinion regarding the valid existence and good standing of the Company and its subsidiaries, we have relied solely upon good standing certificates issued by the Secretary of State of Nevada for the Company.

This opinion is rendered only with regard to the matters set out in the numbered paragraphs above.  No other opinions are intended nor should they be inferred.

The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transactions Documents and may not be relied upon by, or delivered to, any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

PUT NOTICE

FOREX INTERNATIONAL TRADING CORP., (the "Company") hereby elects to exercise a Put to sell shares of common stock ("Common Stock") of the Company to Centurion Private Equity, LLC (the “Investor”), as of the Put Date, at the Put Share Price and for the number of Put Shares written below, all pursuant to that certain Investment Agreement (the “Investment Agreement”) by and between the Company and Centurion Private Equity, LLC dated on or about June 27, 2011.

Put Date: _________________

Intended Put Share Amount (from Advance Put Notice): _________________ Common Shares

Company Designation Maximum Put Dollar Amount (Optional):
________________________________________.

Company Designation Minimum Put Share Price (Optional):
________________________________________.

Note:  Capitalized terms shall have the meanings ascribed to them in this Investment Agreement.

FOREX INTERNATIONAL TRADING CORP.

By:
Darren Dunckel, CEO

Address: Forex International Trading Corporation Attn: Darren Dunckel One Gran Central Place 60 E 42nd Street New York, NY 10165 Phone: 888.333.8075 Email: ddunckel@hotmail.com

EXHIBIT C
EXHIBIT D
PUT OPINION

_________, 20__

Centurion Private Equity, LLC
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009

Re:	Forex International Trading Corp..
Put Opinion

Gentlepersons,

We have acted as special counsel to Forex International Trading Corp., a Nevada corporation ("Company"), in connection with the Regulation D Common Stock Private Equity Line Investment Agreement, dated as of June ___, 2011, by and between the Company and the Investor named therein (“Investment Agreement”), and the issuance and sale of shares of the Company’s Common Stock, $.00001 par value (“Common Stock”), provided for thereunder.  This opinion is being delivered to you pursuant to Section 2.3.5(b) of the Investment Agreement in connection with the Put Notice and Closing provided for therein.  Capitalized terms used herein without definition have the respective meanings assigned to them in the Investment Agreement and Registration Rights Agreement.

In connection with and as the basis for these opinions, we have examined originals or copies, certified or otherwise identified to me, of certain documents, corporate records and other instruments, including the following (i) the Articles of Incorporation of the Company, as amended, certified by the Secretary of the Company; (ii) the By-laws of the Company as in effect on _________, 20__, as certified by an officer of the Company, (iii) a certificate dated __________, 20___ by the Secretary of State of the State of __________ regarding the existence and good standing of the Company as a corporation under the laws of the State of Nevada and a review of the Nevada Secretary of State’s internet website as to the Company's continued good standing; (iv) the minute books of the Company, including copies, certified to our satisfaction, of resolutions adopted by the Board of Directors of the Company on _________, 20__, (v) the Investment Agreement; (vi) the Registration Rights Agreement; (vii) Irrevocable Instructions to Transfer Agents.  The foregoing are sometimes referred to in this Opinion as the “Transaction Documents.”

We have also examined such other documents, records, certificates and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

We have also examined, relied upon, and assumed the accuracy, where appropriate, of the representations and warranties of the Company and the other parties thereto contained in the Transaction Documents as to the matters of fact therein represented.  As to certain questions of fact material to the opinions contained herein, we have, when appropriate, relied upon the representations of each party made in the Investment Agreement and other Transaction Documents and certificates or statements of public officials and officers and agents of the Company, and we have assumed that any certificates or statements of public officials dated earlier date hereof are accurate on the date hereof as if made on and as of such date.

In our examination of Transaction Documents described above, we have assumed the genuineness of all signatures of parties other than the Company, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

With respect to our opinions in paragraph 2 hereof that the Put Shares, when issued, upon exercise of the Puts Shares and any shares of Common Stock issued in fulfillment of the terms of the Transaction Documents, respectively, will be validly issued, we have assumed that (i) such Common Stock will be evidenced by appropriate certificates, duly executed and delivered and (ii) the Company will maintain a sufficient number of authorized and unissued shares of Common Stock, at all times while the Investment Agreement is outstanding, to permit the issuance of the Put Shares.

In addition, we have assumed that the representations and warranties as to factual matters and acknowledgments made by each Investor in Sections 3 and 4 of the Investment Agreement are true.  We have also assumed that each Investor has received all of the documents that each Investor was required to receive under the Investment Agreement.

Based upon and subject to the foregoing and the qualifications, limitations and assumptions set forth herein, it is our opinion that, as of the date hereof:

1. The Company is a corporation duly incorporated and validly existing under the laws the State of Nevada.  The Company has the corporate power and authority to carry on its business as currently conducted.  The Company is duly qualified as a foreign corporation in every jurisdiction that such qualification is necessary, except where the failure to so qualify would not have a material adverse effect.

2. When the Put Shares are issued in accordance with the Investment Agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, free of all statutory or, to our knowledge, preemptive or similar rights.

3.  The Transaction Documents have been duly executed and delivered and are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

4. It will not be necessary, in connection with the issuance and sale of the Put Shares, to register such securities under the Securities Act of 1933, as Amended (“Securities Act”) and applicable state securities laws, and such issuance and sale are exempt from such registration under Section 4(2) and/or Regulation D Rule 506 of the Securities Act.

5. The execution, delivery and performance of the Transaction Documents, the issuance of the Commitment Shares, the Fee Shares and the Put Shares have been duly approved by all required corporate action on the part of the Company, and no further consents of the Company or its Board of Directors or stockholders are required.

6.  To the best of our knowledge, based solely on review of the Company’s filings with the Securities and Exchange Commission, the Company is not a “Shell Company” within the meaning of Rule 144(i) of Rule 405 of the Act, and has not been a Shell Company since the Company filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1) on September 30, 2010.   The Company is current in all of its 1934 Act Filings, and has filed all reports required under the 1934 Act for the preceding 12 months Even though the Company was at one time a Shell Company under Rule 144(i)(1)(i), the shares issued or to be issued to the Investor as of the Closing, including but not limited to the Commitment Shares, the Fee Shares and the Put Shares issued pursuant to the Investment Agreement, shall be freely tradable by the Investor pursuant to Rule 144 six (6) months after the date of such issuance, provided that the Company remains current in its public reporting under the 1934 Act hereafter.

7. In the course of the preparation of the Transaction Documents, which involved, among other things, discussions and inquiries concerning the various legal matters and the review of certain corporate records, documents and proceedings, we participated in conferences with certain officers and other representatives of the Company during which the contents of the Transaction Documents and related matters were discussed, and we advised the Company as to the requirements of the Securities Act (including Regulation D thereunder) and the applicable rules and regulations thereunder.  During the course of the representation nothing has come to our attention to cause us to have reason to believe that the Transaction Documents contained any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

8. To our knowledge, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Company's reports filed under the Exchange Act, or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties or assets of the Company.

The opinions set forth herein are subject to the following qualifications, limitations and assumptions:

(a) Our opinion in paragraph 3 above as to the enforceability of the Transaction Documents is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws and legal principles of general application now or hereafter in effect relating to or limiting the rights of creditors, and (ii) such opinion does not mean that

(x) any particular remedy is available upon a material default or

(y) that a court will enforce every provision of a contract exactly as it is written.  In addition, certain provisions of the Transaction Documents (including, without limitation, indemnification provisions and provisions in the nature of liquidated damages or penalties) may not be enforceable in whole or in part under the laws or public policies of the United States or the State of Georgia.

(b) We have assumed (i) that the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto other than the Company, enforceable in accordance with the respective terms, (ii) that the parties to the Transaction Documents, other than the Company, have the requisite corporate power and authority to enter into such agreements and to perform their respective obligations thereunder and (iii) that each of the parties to the Transaction Documents, other than the Company, have duly authorized, executed and delivered the Transaction Documents.  We have also assumed the legal capacity of all natural persons whose acts are relevant to the opinions rendered herein.  We have assumed the genuineness of all signatures.

(c) We express no opinion and assume no responsibility as to the effect of, or consequences resulting from, any legislative act or other change in law occurring after the date of this letter.

(d) We express no opinion on the enforceability, under certain circumstances, of provisions to the effect that failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy.

(e) We express no opinion on the enforceability, in certain circumstances, of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive.

(f) We express no opinion on limitations on the exercise of certain contractual rights and remedies if the defaults are not material or the penalties bear no reasonable relation to the damage suffered by the aggrieved party as a result of the delinquencies or defaults.

(g) We express no opinion with respect to any application of the usury laws of any jurisdiction.

(i)Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter or who performed work for the Company in connection with the Transaction Agreements (collectively, the "Opinion Letter Participants") current actual knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York and the federal laws of the United States of America.  In furnishing the opinion regarding the valid existence and good standing of the Company and its subsidiaries, we have relied solely upon good standing certificates issued by the Secretary of State of Nevada for the Company.

This opinion is rendered only with regard to the matters set out in the numbered paragraphs above.  No other opinions are intended nor should they be inferred.

The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Documents and may not be relied upon by, or delivered to, any other person or entity or for any other purpose without our prior written consent.

Very truly yours,
[ENTER NAME OF AUTHORIZED LAW FIRM]

By:
[ENTER NAME OF ATTORNEY]

EXHIBIT E

_____, 20__

Centurion Private Equity, LLC
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009

Re:	Forex International Trading Corp.
Registration Opinion

Gentlepersons,

Unless otherwise indicated, capitalized terms herein shall have the meanings set forth in the Investment Agreement, dated as of June 27, 2011, by and between the Company and the Investor named therein (“Investment Agreement”).  The undersigned hereby represents that he or she is a member of the undersigned law firm (the “Law Firm”) and that, if this Opinion is being given on or after the Qualification Trigger Date, as defined in the Investment Agreement, then the Law Firm is an “Authorized Law Firm” as that term is defined in the Investment Agreement. Supplementing the Put Opinion of Counsel issued pursuant to the Investment Agreement, the following supplemental opinions are provided pursuant to Section 2.3.7 of the Investment Agreement:

(a) The Registration Statement has become effective under the Securities Act, and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or are threatened by the Securities and Exchange Commission.

(b) We have participated in the preparation of the Registration Statement and related Prospectus and after due inquiry nothing has come to our attention to cause us to have reason to believe that the Registration Statement, the related Prospectus, or any Amendment or Supplement thereto, at the time it became effective or as of the date hereof, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any Supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading.

All of the qualifications, limitations and assumptions contained in the related Put Opinion are hereby incorporated by reference.

This opinion is rendered only with regard to the matters set out in the numbered paragraphs above.  No other opinions are intended nor should they be inferred.

The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Documents and may not be relied upon by, or delivered to, any other person or entity or for any other purpose without my prior written consent.

Very truly yours,
[ENTER NAME OF AUTHORIZED LAW FIRM]

By:
[ENTER NAME OF ATTORNEY]

Exhibit F

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement"), dated as of June ___, 2011, by and between Forex International Trading Corp., a Nevada corporation (the "Company"), and Centurion Private Equity, LLC, a limited liability company organized under the laws of the state of Arizona (”Investor” or the “Holder”).

WHEREAS:

A.   The Company and the Investor have entered into that certain Investment Agreement, dated as of the date hereof (the “Investment Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to an aggregate of $10,000,000 of newly issued shares of the Company’s common stock, $0.00001 par value (“Common Stock”), subject to the Individual Put Limit for each Put (as each such term is defined in the Investment Agreement), as provided for therein.

B.   Pursuant to the terms of, and in consideration for the Investor entering into, the Investment Agreement, the Company has issued to the Investor the Commitment Shares and Fee Shares (as each is defined in the Investment Agreement) in accordance with the terms of the Investment Agreement.

C.     Pursuant to the terms of, and in consideration for the Investor entering into, the Investment Agreement, and to induce the Investor to execute and deliver the Investment Agreement, the Company has agreed to provide the Investor with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws with respect to the Registrable Securities (as defined herein) as set forth herein.

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings (each capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Investment Agreement):

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Additional Registration Statement” shall have the meaning ascribed to it in Section 3(c) below.

“Additional Registration Effectiveness Deadline” shall have the meaning ascribed to it in Section 3(c) below.

“Additional Registration Filing Deadline” shall have the meaning ascribed to it in Section 3(c) below.

“Commission” shall mean the Securities and Exchange Commission.

“Commitment Shares” shall have the meaning ascribed to it in the Investment Agreement.

"Cutback Shares" means any of the Registrable Securities not included in any of the Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415.

“Effective Date” shall mean the date that the initial Registration Statement is first declared effective by the Commission.

“Effectiveness Deadline,” (a) with respect to the Initial Registration Statement, shall mean the one hundred twentieth (120th) calendar day after the date hereof (or the one hundred fiftieth (150th) calendar day after the date hereof in the event that such Registration Statement is subject to review by the SEC) and (b) with respect to any Additional Registration Statements which may be required pursuant to Section 3(c), shall mean the Additional Registration Effectiveness Deadline; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Exclusion Period” shall have the meaning set forth in Section 3(q) below.

“Fee Shares” shall have the meaning ascribed to it in the Investment Agreement.

“Filing Deadline” shall mean the Initial Registration Filing Deadline, or any applicable Additional Registration Filing Deadline.

“FINRA” shall mean the Financial Industry Regulatory Authority (f/k/a the National Association of Securities Dealers, Inc.).

“Holder” shall mean the Holder of the Registrable Securities, which shall be Centurion Private Equity, LLC.

“Initial Registration Filing Deadline” shall mean, with respect to the Initial Registration Statement required hereunder, the date that is sixty (60) calendar days from the date of this Agreement.

“Initial Registration Minimum” means a number of Registrable Securities equal to the lesser of (i) the total number of Registrable Securities and (ii) the maximum number of Registrable Securities which could be registered for resale by the Company without causing the Commission to prohibit the Company from conducting such offering in accordance with the provisions of Rule 415 as advised by the staff of the Commission (the “Staff”) in a written comment letter or otherwise (which number shall be no less than one-third (1/3) of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement, unless the Staff expressly requires otherwise).

“Investment Agreement” shall have the meaning set forth in Recital “A” above.

"Investor" means Centurion Private Equity, LLC.

 “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "Commission").

"Registrable Securities," means (a) the Commitment Shares, (b) the Fee Shares, (c) any shares of Common Stock issued or issuable as Put Shares (as defined in the Investment Agreement), (d) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, (e) any other shares of common stock issued or issuable to the Investor pursuant to the terms of the Investment Agreement, this Registration Rights Agreement or any other Transaction Document (as defined in the Investment Agreement), (f) shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged and (g) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Failure Liquidated Damages” shall have the meaning set forth in Section 4 below.

“Registration Period” shall have the meaning set forth in Section 3(a).

“Registration Shortfall” shall have the meaning set forth in Section 2(a) below.

"Registration Statement(s)" means a registration statement(s) of the Company under the 1933 Act.

“Registration Supplement” shall have the meanings set forth in Sections 3(b) and 3(g) below.

“Registration Supplement Deadline” shall have the meanings set forth in Section 3(g).

“Registration Trigger Date” shall have the meaning set forth in Section 3(c) below.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Guidance” means (i) the Securities Act, and (ii) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff.

“SEC Share Reduction” shall have the meaning ascribed to it in Section 2(b) below.

“SEC Staff” shall mean the staff of the SEC.

“Shares” shall mean the Commitment Shares, the Fee Shares and the Put Shares.

“Securities” shall mean the Common Stock of the Company issuable pursuant to the Investment Agreement, including but not limited to the Commitment Shares, the Fee Shares and the Put Shares.

“Transaction Documents” shall have the meaning ascribed to it in the Investment Agreement.

2.  REGISTRATION.

a. MANDATORY REGISTRATION. Following the Investment Commitment Closing pursuant to the Investment Agreement, the Company shall prepare, and, on or prior to the Initial Registration Filing Deadline (as defined above) file with the Commission a Registration Statement on Form S-1 (or, if Form S-1 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Holder, which consent will not be unreasonably withheld)(the “Initial Registration Statement”) covering the resale of the Registrable Securities which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions and shall contain a plan of distribution reasonably acceptable to the Holder.  The number of shares of Common Stock initially included in such Initial Registration Statement shall be no less than the Initial Registration Minimum.  If any Registration Statement covers less than the total number of Registrable Securities, a “Registration Shortfall” shall be said to have occurred.

b.  SEC SHARE REDUCTION. Notwithstanding the foregoing, if the Company is advised by the staff of the Commission in a written comment letter or otherwise that the Staff or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices)(or as otherwise may be acceptable to the Investor), because of the number of shares sought to be included in the Registration Statement, then the Company may reduce (an “SEC Share Reduction”) the number of shares covered by such Registration Statement to the maximum number which would still enable the Staff and the SEC to allow the Company to conduct such offering in accordance with the provisions of Rule 415 and to permit such Registration Statement to become effective and be used as aforesaid.  In the event of an SEC Share Reduction, (i) the inclusion of the Commitment Shares and the Fee Shares in such initial Registration Statement shall take precedence over any Put Shares and shall not be cut back or removed from such Registration Statement until any Put Shares are cut back and removed from such Registration Statement.

c.  MISC.   The Company shall, as early as practicable on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.  The Company acknowledges that the number of shares initially included in each Registration Statement represents a good faith estimate of the maximum number of Put Shares to be issued in addition to the Commitment Shares and Fee Shares, and shall be amended if not sufficient.  Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Investor and its counsel prior to its filing or other submission.

d.  PIGGY-BACK REGISTRATIONS.  If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to Investor written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities which are not then registered for resale pursuant to a current and effective Registration Statement, and which the Investor requests to be registered, except that if, (i) inclusion of such shares would result in the offering not being Rule 415 Eligible, or (ii) in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Investor has requested inclusion hereunder (i) as would enable the offering to be Rule 415 Eligible or (ii) as the underwriter shall permit;

PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and

PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Sections 2(a) or 3 hereof.  If an offering in connection with which the Investor is entitled to registration under this Section 2(d) is an underwritten offering, then the Investor shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investor pursuant to this Section 2(d) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement and shall terminate and be of no further force and effect once the Company satisfies its obligations under this Agreement.

3.  OBLIGATIONS OF THE COMPANY.  In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a.  The Company shall prepare promptly, and file with the Commission as soon as practicable after the date of the Closing under the Investment Agreement (the "Closing Date") (but no later than the Filing Deadline), Registration Statements with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall cause each such Registration Statement relating to Registrable Securities to become effective no later than the Effectiveness Deadline, and, subject to any Allowed Delay, the Company shall keep the Registration Statement current and effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities for such Registration Statement have been sold and (ii) the date on which all of the Registrable Securities for such Registration Statement (as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holder) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), pursuant to Rule 144 and without the need for current public information as required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the "Registration Period").  Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities.

b.  The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements (collectively, “Registration Supplements”) to each Registration Statement and the prospectus used in connection with the Registration Statements, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statements current and effective at all times during the Registration Period and as required by applicable securities regulations, and during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. The Company consents to the use of the prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

c. In the event that, whether due to a Registration Shortfall or an SEC Share Reduction or otherwise, the Initial Registration Statement or any Additional Registration does not initially cover, or at any time does not cover, the resale of all Registrable Securities  (the date of each of which is referred to as a “Registration Trigger Date”), or in the event that on any Trading Day (as defined in the Investment Agreement) (each such Trading Day is also referred to as a  "Registration Trigger Date") the number of shares available under a Registration Statement filed pursuant to this Agreement is otherwise insufficient to cover all of the Registrable Securities issued or issuable pursuant to the Transaction Documents, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both (each, an “Additional Registration Statement”), so as to cover at least 100% of the total number of Registrable Securities so issued or issuable as of the Registration Trigger Date (subject to an SEC Share Reduction, if applicable).  The Company shall prepare and file each Additional Registration Statement as soon as practicable following any Registration Trigger Date, but not later than the date that is sixty (60) days following the applicable Registration Trigger Date (the “Additional Registration Filing Deadline”) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor, provided that, if Cutback Shares are required to be included in the Additional Registration Statement, the “Additional Registration Filing Deadline” shall mean the later of (i) the date that is sixty (60) days after the date substantially all (as such term is then interpreted by the Commission) of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date that is six (6) months following the date of effectiveness of the most recently effective Registration Statement or Additional Registration Statement filed hereunder.  The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective by the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or the 120th calendar day after such date in the event that such Registration Statement is subject to review by the SEC) (the “Additional Registration Effectiveness Deadline”) or as promptly as practicable in the event the Company is required to increase its authorized shares.

d.  The Company shall furnish to the Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Company will immediately notify the Investor in writing of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the Commission, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request as soon as practicable, but no later than five (5) business days (the "Acceleration Request Deadline") following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review.

e.  The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions;

f.    Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in the form (“Notice of Effectiveness of Registration Statement”) attached hereto as Exhibit A.

g.  As promptly as practicable after becoming aware of such event, the Company shall notify the Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts to promptly, but in any event within two (2) business days of such event (the “Registration Supplement Deadline”), prepare and file a supplement or amendment to any Registration Statement (also, a “Registration Supplement”) to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment and the related prospectus supplement to the Investor as the Investor may reasonably request; provided that, for not more than ten (10) consecutive days (or a total of not more than twenty (20) days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Investor in writing of the existence of (but in no event, without the prior written consent of the Investor, shall the Company disclose to the Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Investor in writing to cease all sales under such Registration Statement until the end of the Allowed Delay, provided the above actions are consistent with the requirements of the 1933 Act and/or 1934 Act or other applicable law. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(g) with respect to the information giving rise thereto.

h.  The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

i.  The Company shall permit a single firm of counsel designated by the Investor to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Investor’s own cost, a reasonable period of time prior to their filing with the Commission (not less than three (3) business days but not more than ten (10) business days) and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.

j.  The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k.  If the Company becomes eligible for listing on a national securities exchange, the Company shall use its best efforts to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq Global Select Market or, if not eligible for the or the Nasdaq Global Select Market on the Nasdaq Global Market or, if not eligible for the Nasdaq Global Market, on the Over the Counter electronic bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities.

l.  The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

m.  The Company shall cooperate with the Investor who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investor may request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

n.  At the request of the Holder, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement, provided that if such change is not legally necessary in order for the Investors to timely sell their Registrable Securities, the Company shall not be required to effect such amendments if they will  impose any additional requirements, including costs, on the Company.

o.  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

p.  The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act and the rules and regulations promulgated by the Commission).

q.  Further Registration Statements. Except for a registration statement filed on behalf of the Investor pursuant to Section 2 or Section 3 of this Agreement, and except for an underwritten public offering, the Company will not file any registration statements or amend (in such a manner as to increase the number of shares registered) any already filed registration statement with the Commission or with state regulatory authorities without the consent of the Investor until the expiration of the "Exclusion Period," which shall be defined as the sooner of (i) the date that the Registration Statement shall have been current and available for use in connection with the resale of the Registrable Securities for a period of 180 days, or (ii) until all the Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or are eligible for immediate unrestricted resale pursuant to Rule 144, without volume limitations.

r.  No Piggyback On Registrations.  Except for legally required amendments or supplements to the existing registration statement, neither the Company nor any of its security holders (other than the Holder in such capacity pursuant hereto) may include securities of the Company in a Registration Statement (including but not limited to any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) or 3(g) hereof) or an Additional Registration Statement, other than the Registrable Securities, and the Company shall not during the Registration Period enter into any agreement providing any such right to any of its security holders.  In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Holder.

4. REGISTRATION FAILURE. If, while any Put Shares are outstanding:

 (i) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holder is otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 20 calendar days (which need not be consecutive calendar days) during any 12-month period, or

(ii) any Additional Registration Statement required to be filed hereunder is not filed by the applicable Additional Registration Filing Deadline or it is not declared effective by the applicable Additional Registration Effectiveness Deadline, or

(iii) any Registration Supplement required to be filed hereunder is not filed by the applicable Registration Supplement Deadline,

(any such failure or breach in (i) – (iii) above being referred to as a “Registration Failure,” and the date of each such failure being referred to as a “Registration Failure Date”), then, in addition to any other rights the Holder may have hereunder or under applicable law, on each such Registration Failure Date and on each monthly anniversary of each such Registration Failure Date (if the applicable Registration Failure shall not have been cured by such date) until the applicable Registration Failure is cured, the Company shall pay to each Holder an amount (“Registration Failure Liquidated Damages”) in cash, as liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Holder pursuant to the Investment Agreement for any unregistered Put Shares that are Registrable Securities then held by such Holder, until such time as the Registrable Securities either become registered for resale or become immediately resellable under Rule 144 without conditions or restrictions.

Notwithstanding (i) – (vii) above, the Company shall not be liable for Registration Failure Liquidated Damages if (1) the Company makes all filings as and when required by this Agreement, (2) the Company responds to any comments from the SEC regarding a Registration Statement within ten (10) days of the date of receipt of such comments, and (3) uses its best efforts to have the subject Registration Statement declared effective for the number of shares required hereunder as quickly as reasonably possible.  Registration Failure Liquidated Damages shall be due and payable by the fifth (5th) day of the calendar month in which they accrue.  If the Company fails to pay any liquidated damages pursuant to this Section in full within five (5) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a Registration Failure.

5.  OBLIGATIONS OF THE INVESTOR.  In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

a.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from each Investor.

b. The Investor, by the Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless the Investor has notified the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from the Registration Statements.

c. In the event of an underwritten offering pursuant to Section 2(d) in which any Registrable Securities are to be included, the Investor agrees to enter into and perform the Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Investor has notified the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from such Registration Statement.

d. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

e.  No Investor may participate in any underwritten registration hereunder unless the Investor (i) agrees to sell the Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 6 below.

f.  If so requested by the Company, Holder agrees to furnish to the Company a completed questionnaire in substantially the form attached to this Agreement as Exhibit B (a “Selling Shareholder Questionnaire”) by the end of the third (3rd) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

6.  EXPENSES OF REGISTRATION.  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

7.  INDEMNIFICATION.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.  To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Investor, (ii) the directors, officers, partners, managers, members, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the 1934 Act, if any, (iii) any underwriter (as defined in the 1933 Act) for the Investor in connection with an underwritten offering pursuant to Section 2(d) hereof, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs solely due to the inclusion by the Company in a Registration Statement of false or misleading information about the Investor, where such information was furnished in writing to the Company by the Investor for the purpose of inclusion in such Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 10.

b.  Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if Claim in respect thereof is to be made against any the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be.

PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Investor and shall be reasonably acceptable to the Company, if the Investor is entitled to indemnification hereunder.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

c. To the extent permitted by law, but in an aggregate amount not to exceed the Investor’s Subscription Amount (as defined in the Investment Agreement) the Investor will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a  "Company Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon a Claim arising out of or based upon any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about the Investor, where such information was furnished in writing to the Company by the Investor for the purpose of inclusion in such Registration Statement.

8.  CONTRIBUTION.  To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard.

9.  REPORTS UNDER THE 1934 ACT.  With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.  make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Investment Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.  furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon written request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

10.  [Omitted].

11.  AMENDMENT OF REGISTRATION RIGHTS.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, and the Holder. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Investor and the Company.

12.   MISCELLANEOUS.

a.  A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company: To the address set forth immediately below such
Company’s name on the signature pages hereto.
  With copy to:

Attn:  Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 1157
Phone:  516.833.5034
Email:  smf@flemingpllc.com

If to a Investor: To the address set forth immediately below such Investor's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

c.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Atlanta, Georgia.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Atlanta, Georgia, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e.  This Agreement and the Investment Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Investment Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.  Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Investor by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder could be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Investor could be entitled, in addition to all other available remedies in law or in equity, to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m.  There shall be no oral modifications or amendments to this Agreement.  This Agreement may be modified or amended only in writing.

[INTENTIONALLY LEFT BLANK]

 IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Amended and Restated Registration Rights to be duly executed as of the ___ day of June, 2011.

COMPANY:	INVESTOR:
FOREX INTERNATIONAL TRADING CORP.	CENTURION PRIVATE EQUITY, LLC

By:	By:	/s/
Darren Dunckel, CEO		Eric S. Swartz, Manager

ADDRESS: Attn: Darren Dunckel 49 Front Street, #206 Rockville Centre NY 11570 Phone: 888.333.8075 Email: ddunckel@hotmail.com	ADDRESS: 1120 Sanctuary Parkway Suite 325 Alpharetta, GA 30009 Phone: 770-640-8130 Facsimile: 770-777-5844

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Attn: Eric S. Swartz
Roswell Capital Partners, LLC
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009

Date: ___________

Re:         Forex International Trading Corp. Registration Statement

Ladies and Gentlemen:

[We are][I am] counsel to Forex International Trading Corp., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Investment Agreement, dated ) June ___, 2011 (the “Investment Agreement ”), entered into by and among the Company and the Investor named therein (the “Holder ”) pursuant to which the Company (i) will issue to the Holder from time to time shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), and (ii) has issued [ __________] shares of its Common Stock (the “Commitment Shares”) and  [_____________] shares of its Common Stock (the “Fee Shares”) and. Pursuant to the Investment Agreement, the Company also has entered into a Registration Rights Agreement with the Holder (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Commitment Shares and the Fee Shares, under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________, 2011, the Company filed a Registration Statement on Form S-     (File No. 333-____________) (the “ Registration Statement ”) with the Securities and Exchange Commission (the “ SEC”) relating to the Registrable Securities which names the Holder as an underwriter and a selling stockholder thereunder.

In connection with the foregoing, based solely upon oral advice from the staff of the SEC, the Registration Statement was declared effective under the Securities Act on [ENTER DATE OF EFFECTIVENESS], and no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or overtly threatened.

This letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Holder pursuant to the Registration Statement, provided the Registration Statement remains effective.

Very truly yours,

[ ENTER NAME OF ISSUER’S COUNSEL ]

By:
[ENTER NAME OF ATTORNEY]

CC:          CENTURION PRIVATE EQUITY, LLC

EXHIBIT B

FOREX INTERNATIONAL TRADING CORP.
Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of FOREX INTERNATIONAL TRADING CORP., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.              Name.

(a)              Full Legal Name of Selling Securityholder

(b)              Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)              Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.  Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.  Broker-Dealer Status:

(a)              Are you a broker-dealer?
Yes                 No   

(b)              If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?
Yes                 No   
Note:              If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)              Are you an affiliate of a broker-dealer?
Yes                 No   

(d)              If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes                 No   
Note:              If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.
Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Investment Agreement.
(a)              Type and Amount of other securities beneficially owned by the Selling Securityholder:

_______________________________________________

_______________________________________________

5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

_____________________________________________

_____________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

	By:	/s/
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[_________________________________________________________ ]

Exhibit G
SCHEDULE OF EXCEPTIONS
5.10            The following is a list of Indebtedness incurred since December 31, 2010:
$123,500 borrowed money during May/June 2011 from private investor.  The loan is non-convertible debt.
$600,000 to H.A.M. - On April 5, 2011, the Company entered into a Share Exchange Agreement with H.A.M. Group Limited (“HAM”) pursuant to which it acquired 1,996 ordinary shares of Triple from HAM representing 5% of the issued and outstanding ordinary shares of Triple.  In consideration of the shares, the Company issued HAM 12,000 shares of Series A Preferred Stock and a 6% Convertible Debenture due June 30, 2011 for the amount of $600,000 (the “HAM Note”).  The Series A Preferred Stock has a stated value of $100 per share and is convertible into our common stock at a conversion price of $0.30 per share representing 4,000,000 shares of common stock.  Further, the Series A Preferred Stock votes on an as converted basis multiplied by three and carries standard anti-dilution rights.  The Series A Preferred Stock does not carry preferential liquidation rights.  The HAM Note is convertible into shares of common stock at a conversion price of $0.20 per share.

Schedule 5.1
List of Subsidiaries
100 ordinary shares of  FOREX INTERNATIONAL TRADING CORP M.S. LTD - On March 24, 2010 the Company incorporated its wholly-owned subsidiary in the State of Israel under the name: FOREX INTERNATIONAL TRADING CORP M.S. LTD – Company number 514424985 (“Forex Sub”).  To date, Forex Sub has not commenced operations, and only accepts bank deposits on behalf of investors, as authorized by the Company (represent 100.0% on a fully diluted basis)
19.920 ordinary shares of Triple 8 Ltd., a Cyprus company (represent 49.9% on a none fully diluted basis)
On December 18, 2010, the Company entered into a Securities Purchase Agreement with Forex New York City, LLC (“Forex NYC”) pursuant to which the Company acquired twenty percent (20%) of the issued and outstanding equity of Forex NYC (the “FNYC Interest”) on a fully diluted basis.  In consideration for the FNYC Interest, the Company issued and sold to Forex NYC 1,000,000 shares of common stock of the Company.
On February 23, 2011, the Company entered into an additional Securities Purchase Agreement with Forex NYC, pursuant to which the Company agreed to acquire additional thirty percent (30%) of the issued and outstanding membership interest of Forex NYC (the “FNYC Interest”) on a fully diluted basis. In consideration for the additional FNYC Interest, the Company agreed to issue and sell to Forex NYC 675,000 shares of common stock of the Company which have not been issued.

On February 23, 2011, the Company entered into a Securities Purchase Agreement with Wheatley Asset Management, LLC (“Wheatley”), pursuant to which the Company agreed to acquire fifty percent (50%) of the issued and outstanding membership interest of Wheatley (the “Wheatley Interest”) on a fully diluted basis. In consideration for the Wheatley Interest, the Company agreed to issue and sell to Wheatley 1,125,000 shares of common stock of the Company.  Due to the failure of Wheatley and Forex NYC to deliver the required audited financial statements prepared in accordance with US GAAP, it is the Company’s position that the agreements entered February 23, 2011 are void and, as a result, the closings of such interest in Wheatley and Forex NYC did not occur.  The Company is presently negotiating a settlement with these parties.  There is no guarantee that the Company will be successful in finalizing such settlement.

EXHIBIT H

SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 2.2.2(a) and 2.3.6(b) of that certain Investment Agreement dated as of June 27, 2011 (the “Investment Agreement”), by and between FOREX INTERNATIONAL TRADING CORP., a Nevada corporation (the “Company”) and CENTURION PRIVATE EQUITY, LLC (the “Buyer”), pursuant to which the Company may sell to the Buyer up to Ten Million Dollars ($10,000,000) of the Company’s Common Stock, par value $.00001 per share (the “Common Stock”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investment Agreement.

The undersigned, Liat Franco, Secretary of the Company, hereby certifies as follows:

1.           I am the Secretary of the Company and make the statements contained in this Certificate.

2.           Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (the “Bylaws”) and Articles of Incorporation (the “Articles”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

3.           Attached hereto as Exhibit C are true, correct and complete copies of the written consent (the “Resolutions”) duly adopted by the Board of Directors of the Company on June 27, 2011.  Such written consent has not been amended, modified or rescinded and remains in full force and effect and such written consent is the only written consent adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Investment Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.           As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto (the “Capitalization Table”).

5.           Also attached hereto as Exhibit E is a certificate dated June 16, 2011 by the Secretary of the State of Nevada regarding the existence and good standing of the Company as a corporation under the laws of the State of Nevada (the “Certificate of Good Standing”).

 [ signature page follows ]

IN WITNESS WHEREOF, I have hereunder signed my name on this 27th day of June, 2011.

Name: Liat Franco
Title: Secretary

The undersigned as Chief Executive Officer of the Company hereby certifies that Liat Franco is the duly elected, appointed, qualified and acting Secretary of the Company, and that the signature appearing above is her genuine signature.

Darren Dunckel, Chief Executive Officer

Secretary's Certificate
Exhibit A

[Company to attach Resolutions]

(A)
attaching the Resolutions of the Company's board of directors authorizing this transaction and certifying that they remain in full force and effect without any amendment or supplement thereto as of the Commitment Closing Date,

Secretary's Certificate
Exhibit B

[Company to attach Certificate of Incorporation]

(B)
attaching a certified copy of the Company's Certificate of Incorporation evidencing the incorporation and good standing of the Company in its state of incorporation, issued by the secretary of state of the state of incorporation within the ten (10) Business Days prior to the Commitment Closing Date, and

Secretary's Certificate
Exhibit C

[Company to attach By Laws]

(C)	attaching a true and complete copy of the Bylaws of the Company and certifying that they remain in full force and effect;

Secretary's Certificate
Exhibit D

[Company to attach Cap Table]

(D)	as of the date hereof, the authorized, issued and reserved capital stock of the Company is set forth as Exhibit D

Secretary’s Certificate
Exhibit E

[Company to attach recent Certified Copy of Good Standing Certificate]

(E)	as of the date hereof, the authorized, issued and reserved capital stock of the Company is set forth as Exhibit D

EXHIBIT I

FOREX INTERNATIONAL TRADING CORP.
A Nevada Corporation

Officer’s Certificate

I.  Darren Dunckel, CEO of Forex International Trading Corp., a Nevada corporation (the “Company”), in accordance with Section 2.2.2 of the Investment Agreement dated June 27, 2011 (“Investment Agreement”), by and between the Company and Centurion Private Equity, LLC,

DO HEREBY CERTIFY:

1.
Each of the representations and warranties made by the Company in the Investment Agreement, as modified by the Schedules attached to the Investment Agreement, is true and correct in all material respects as of the date hereof.

2.	Each of the conditions required to be satisfied by the Company pursuant to Section 2.2.2 of the Investment Agreement have been satisfied as the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand as of the 27th day of June, 2011.

Forex International Trading Corp.

By:
Darren Dunckel, CEO

EXHIBIT J

FORM OF COMPANY RESOLUTIONS
FOR SIGNING INVESTMENT AGREEMENT

UNANIMOUS WRITTEN CONSENT OF THE
BOARD OF DIRECTORS OF
FOREX INTERNATIONAL TRADING CORP.

The undersigned, being all the directors of Forex International Trading Corp. (the “Corporation”), do hereby waive any and all requirements for the holding of a meeting of the Board of Directors of the Corporation and hereby adopt the following resolutions by signing this written consent thereto pursuant to the provisions of Nevada Revised Statutes as of the __ day of June, 2011.

WHEREAS, the Corporation has  conducted an extensive search and has explored all possible avenues of financings and there has been presented to the Board of Directors of the Corporation a draft of the Investment Agreement (the “Investment Agreement”) by and between the Corporation and Centurion Private Equity, LLC (“Centurion”), providing for, among other things, the purchase by Centurion of up to Ten Million Dollars ($10,000,000) of the Corporation’s common stock, par value $.00001 (the “Common Stock”); and

WHEREAS, after careful consideration of the Investment Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Investment Agreement, including, but not limited to, the issuance of ___________ shares of Common Stock to Centurion as a commitment fee (the “Commitment Shares”) and the sale of shares of Common Stock to Centurion up to the available amount under the Investment Agreement (the "Put Shares").

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Investment Agreement are hereby approved and each of the Chief Executive Officer, the President and the Chief Financial Officer of the Company (the “Authorized Officers”) are severally authorized to execute and deliver the Investment Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of the Common Stock issuable in respect of the Investment Agreement on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and between the Corporation and Centurion are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Investment Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, the Company is hereby directed to file a Form S1 Registration Statement registering the maximum amount of shares of Common Stock permissible;

FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the “Instructions”) are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Investment Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Issuance of Common Stock

FURTHER RESOLVED, that the Corporation is hereby authorized to issue __________ shares of Common Stock to Centurion as Commitment Shares and ___________ shares of Common Stock to Centurion as  Fee Shares and that upon issuance of the Commitment Shares and the Fee Shares pursuant to the Investment Agreement, the Commitment Shares and the Fee Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon the purchase of Put Shares up to the available amount under the Investment Agreement in accordance with the terms of the Investment Agreement and that, upon issuance of the Put Shares pursuant to the Investment Agreement, the Put Shares will be duly authorized, validly issued, fully paid and nonassessable; and

FURTHER RESOLVED, that the Corporation shall initially reserve [__________] shares of Common Stock for issuance as Put Shares under the Investment Agreement.

General Authority

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

[ signature page follows ]

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Consent effective as of June __, 2011.

Darren Dunckel	Stewart Reich

William Glass

EXHIBIT K
FOREX INTERNATIONAL TRADING CORP.
A Nevada Corporation

Officer’s Put Certificate

I.  Darren Dunckel, CEO of Forex International Trading Corp., a Nevada corporation (the “Company”), in accordance with Section 2.3.6 of the Investment Agreement dated June 27, 2011 (“Investment Agreement”), by and between the Company and Centurion Private Equity, LLC, and unless otherwise specified, capitalized terms herein shall have the meanings set forth in the Investment Agreement.
DO HEREBY CERTIFY:
With respect to the Put Notice dated __________, 2011 delivered to the Investor pursuant to the Investment Agreement:
2.	Each of the Put Conditions specified in Section 2.3.5 of the Investment Agreement are satisfied as of the date hereof, and

3.	all of the Required Put Documents, as described in Section 2.3.6 of the Investment Agreement, have been delivered to the Investor, and

4.
the Registration Statement (as defined in the Investment Agreement) has become effective under the Securities Act, and to the best of our Knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or are threatened by the Securities and Exchange Commission, and

5.
we have participated in the preparation of the Registration Statement and related Prospectus and have read the Prospectus, and after due inquiry nothing has come to our attention to cause us to have reason to believe that the Registration Statement, the related Prospectus, or any Amendment or Supplement thereto, at the time it became effective or as of the date hereof, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any Supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading.

         IN WITNESS WHEREOF, I have hereunto set my hand as of the ___ day of June, 2011.

Forex International Trading Corp.

By:
Darren Dunckel, CEO

Being all of the directors of the Corporation

EXHIBIT L

EUGENE M EGEBERG
CERTIFIED PUBLIC ACCOUNTANT
2400 BOSTON STREET, SUITE 102
BALTIMORE, MARYLAND  21224
(410) 218-1711 office

Centurion Private Equity, LLC
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009

Re:	Forex International Trading Corp. (the “Company”)
Bring Down Cold Comfort Letter

This letter is being given pursuant to Investment Agreement dated as of June 27, 2011, by and between the Company and Centurion Private Equity, LLC as the Investor named therein (“Investment Agreement”).  Unless otherwise defined herein, capitalized defined terms shall have the meanings set forth in the Investment Agreement.

The undersigned hereby represents that he/she is a member of the undersigned accounting firm (the “Accounting Firm”) and that the Accounting Firm is an independent accounting firm representing the Company which, as of the date in hereof, meets the definition of an “Authorized Auditor” as defined in Section 1 of the Investment Agreement.

We have audited the balance sheet of Forex International Trading Corp. (the "Company") as of December 31, 2010, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended, included in the registration statement (no. 333-161795) (the "Registration Statement")on Form S-l filed by the Company under the Securities Act of 1933 (the "Act") for the resale by Centurion Private Equity, LLC (the “Investor”) of the Put Shares and Commitment Shares and Fee Shares (as each such term is defined in the Investment Agreement). Our report, dated August 17, 2009, with respect thereto is also included in the Registration Statement.

In connection with the Registration Statement:

1.           We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Public Company Accounting Oversight Board (United States) (the "PCAOB") and the Securities and Exchange Commission (the "SEC").

2.           In our opinion, the financial statements audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.           We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2010. Although we have conducted an audit for the year ended December 31, 2010, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the financial statements as of December 31, 2010, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited balance sheet as of June 30, 2010, and the unaudited statements of operations, stockholders' deficit, and cash flows for the six-month periods ended June 30, 2010 and 2009, included in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2009.

4.           For purposes of this letter we have read the 2010 minutes of meetings of the stockholders, the board of directors of the Company as set forth in the minute books at November x, 2010, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to November x, 2010, as follows:

a. With respect to the six month periods ended June 30, 2010 and 2009, we have:
(i) performed the procedures specified by the PCAOB and the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited condensed balance sheet at June 30, 2010 and the unaudited condensed statements of operations and cash flows for the six month periods ended June 30, 2010 and 2009 included in the Registration Statement; and

(ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b. With respect to the period from July 1, 2010, to March 31, 2011, we have:

(i) Read the unaudited financial statements of the Company and subsidiaries for July, August, September, October and of 2010 and March of 2011 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to March 31, , 2011, were available.

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited financial statements included in the  registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.           Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a. (i) Any material modifications should be made to the unaudited financial statements described in 4a(i), included in the Registration Statement, for them to be in conformity with U.S. generally accepted accounting principles.

(ii) The unaudited financial statements described in 4a(i) do not comply as to form in all material  respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b. (i) at March 31, 2011, there was any change in the capital stock, increase in long-term debt or decrease in net current assets or stockholders' deficit of the Company as compared with amounts shown in the June 30, 2010 unaudited balance sheet included in the Registration Statement, which were not disclosed on the Company financials as of March 31, 2011; or (ii) for the period from July 1, 2010 to March 31, 2011, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

6.           As mentioned in 4b, Company officials have advised us that no financial statements as of any date or for any period subsequent to March 31,, 2011, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after March 31, 2011, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether

(a) at March 31, 2011, there was any change in the capital stock, increase in long-term debt or any decreases in net current assets or shareholders' equity of the Company as compared with amounts shown on the June 30, 2010, unaudited balance sheet included in the Registration Statement or

(b) for the period from July 1, 2010, to March 31, 2011, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

7.           For purposes of this letter, we have also read the items (if any) identified by you on the attached copy of the Registration Statement, and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A.   Compared the amounts not derived directly from audited or unaudited financial statements to amounts in the Company's accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

B.   Compared the dollar amounts to the amounts in the audited financial statements described in Form S-1 Amendment filed on 3/2/2010 to the extent that such amounts are included in or can be derived from such statements and found them to be in agreement.

C.   Compared the dollar amounts to the amounts in the unaudited financial statements described in Form S-1 Amendment filed on 3/2/2010 to the extent that such amounts are included in or can be derived from such statements and found them to be in agreement.

D.   Compared the amounts not derived directly from audited or unaudited financial statements, or that could not be compared directly to the Company's accounting records, to amounts in the Company board minutes and found them to be in agreement.

E.   Compared the amounts not derived directly from audited or unaudited financial statements, or that could not be compared directly to the Company's accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

F.   Proved the arithmetic accuracy of the amounts and/or percentages based on the data in the above-mentioned financial statements, accounting records, and analyses.

G.   Compared amounts to contracts, agreements, purchase orders or other documentation provided by the Company and found them to be in agreement.

H.   Proved the arithmetic accuracy of the amounts and/or percentages based on analyses prepared by the Company from its accounting records and found them to be in agreement.

I.   Compared amounts paid to disbursement information. Compared unpaid amounts to Company documentation and traced to Company accounting subledgers.

J.   Compared amounts received by the Company to cash receipts and other Company documentation and found them to be in agreement

8.           It is expressly agreed and understood that Centurion Private Equity, LLC is entitled to rely upon this letter.  This letter is solely for the information of the addressee and to assist you in conducting and documenting your investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement and to verify the accuracy of the associated Prospectus, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Investment Agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

EUGENE M EGEBERG,
CERTIFIED PUBLIC ACCOUNTANT